Registration No. 333-84979
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                     SECURITY FINANCIAL SERVICES CORPORATION
             (Exact name of registrant as specified in its Charter)

      WISCONSIN                   Applied For                   6711
(State of Incorporation) (I.R.S. Employer I.D. No.) (Primary Standard Industrial
                                                        Classification Code No.)

                            212 WEST PROSPECT STREET
                          DURAND, WISCONSIN 54736-1123
                                 (715) 672-4237
          (Address and telephone number of principal executive offices)

--------------------------------------------------------------------------------

     GERALD V. WEINER                    JOHN E. KNIGHT
     The Security National Bank          Boardman, Suhr, Curry & Field LLP
     212 West Prospect Street            One S. Pinckney Street, 4th Floor
     Durand, WI  54736-1123              Post Office Box 927
     (715) 672-4237                      Madison, WI  53701-0927

(Name, address, telephone no.            (Copy of Notices)
of agent for service)

--------------------------------------------------------------------------------

     Approximate date of commencement of proposed sale of the securities to the public: upon consummation of the reorganization.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
                         ===============================

                                 Proposed       Proposed
Title of each                    maximum        maximum
class of                         offering       aggregate        Amount of
securities to    Amount to be    price          offering         registration
be registered    registered      per unit*      price*           fee
--------------   -------------   ----------     ------------     -------------
Common Stock,    12,000          $1,553.07      $18,636,840      $5,181.04
$100.00 par
value

*Based on the book value of the common stock of The Security National Bank on April 30, 1999, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2).

                     Security Financial Services Corporation
                     ---------------------------------------

                              Cross Reference Sheet

Form S-4,
Part I
Item Number         Location in Prospectus
-----------         ----------------------

   1                FACING PAGE OF REGISTRATION STATEMENT; OUTSIDE FRONT
                    COVER PAGE OF PROSPECTUS

   2                TABLE OF CONTENTS

   3                SUMMARY

   4 SUMMARY; THE REORGANIZATION; COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK

   5                Not applicable

   6                SECURITY FINANCIAL SERVICES CORPORATION; THE SECURITY
                    NATIONAL BANK

   7                Not applicable

   8                THE REORGANIZATION

   9                SECURITY FINANCIAL SERVICES CORPORATION; THE SECURITY
                    NATIONAL BANK

  10                Not applicable

  11                Not applicable

  12                Not applicable

  13                Not applicable

  14 SECURITY FINANCIAL SERVICES CORPORATION; COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK

  15                Not applicable

  16                Not applicable

  17 THE SECURITY NATIONAL BANK; COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK

  18 THE REORGANIZATION; SECURITY FINANCIAL SERVICES CORPORATION; THE SECURITY NATIONAL BANK; RIGHTS OF DISSENTING STOCKHOLDERS OF BANK

  19                Not applicable

                           THE SECURITY NATIONAL BANK
                            212 West Prospect Street
                                Durand, WI 54736

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD OCTOBER ___, 1999

     A special meeting of shareholders of The Security National Bank ("Bank"), will be held on October ___, 1999, at the Durand Rod and Gun Club, Durand, Wisconsin at 7:00 p.m., for the following purposes:

     1.   To vote on the following resolution:

          RESOLVED, that the formation of a bank holding company for The Security National Bank, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between The Security National Bank and Security Financial Services Corporation and a Merger Agreement between The Security National Bank and New Security National Bank whereby (a) The Security National Bank will become a wholly-owned subsidiary of Security Financial Services Corporation, and (b) shareholders of The Security National Bank will become shareholders of Security Financial Services Corporation, is hereby authorized and approved.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     At this meeting, holders of record of common stock of the Bank at the close of business on August 23, 1999, will be entitled to vote. Two-thirds (66.67%) of the issued and outstanding shares of the Bank must be voted in favor of the above resolution in order to permit the holding company formation to proceed.

     Shareholders and beneficial shareholders are or may be entitled to assert dissenters' rights under Subsections 215a(b), (c) and (d) of the United States Code. A copy of those sections is attached to the following Proxy Statement/Prospectus as Exhibit C.

     THE BOARD OF  DIRECTORS  OF THE BANK  BELIEVES  THAT THE  PROPOSED  HOLDING
COMPANY IS IN THE BEST INTERESTS OF THE BANK AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE BANK VOTE "FOR" THE PROPOSED HOLDING COMPANY.

                                 By Order of the Board of Directors



                                 ----------------, --------------

-------------------

              PROSPECTUS OF SECURITY FINANCIAL SERVICES CORPORATION

                12,000 Shares of Common Stock, $100.00 Par Value
                                       AND
                  PROXY STATEMENT OF THE SECURITY NATIONAL BANK

        Special Meeting of Bank Shareholders to be held October ___, 1999
           7:00 p.m. at the Durand Rod and Gun Club, Durand, Wisconsin

To the Shareholders of the Security National Bank:

     Security Financial Services Corporation is furnishing this prospectus to you, the shareholders of The Security National Bank. The prospectus relates to the shares of Security Financial Services Corporation stock which will be exchanged, on a one-for-one basis, for your shares of bank stock as a result of the formation of a bank holding company for the bank.

     The holding company will be formed through a reorganization. In the reorganization, which is described in detail in this prospectus, the bank will become a wholly owned subsidiary of Security Financial Services Corporation, and the shareholders of the bank will become the shareholders of Security Financial Services Corporation. The specific components of this reorganization are set forth in the Plan of Reorganization and Merger Agreement, which are attached to this prospectus-proxy statement as Exhibit A. None of this involves the sale of the bank.

     Under the holding company's Articles of Incorporation, the holding company stock that you will receive in the reorganization will be subject to certain limits on transfer. The stock of the Bank is not currently subject to these limits. In addition, under the holding company's Articles, the holding company's Board of Directors will be comprised of three classes of directors, serving staggered terms. The Bank directors do not currently serve staggered terms. For a discussion of these limits on transfer and the directors' staggered terms, see "SECURITY FINANCIAL SERVICES CORPORATION -- Certain Antitakeover and Indemnification Provisions" and "COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK."

     This prospectus-proxy statement is also being furnished to you because the bank's Board of Directors is soliciting your proxy to be used at the special meeting of shareholders to be held October ___, 1999. At the special meeting, you will be asked to consider and vote on the proposed holding company formation. A form of proxy, on blue paper, is enclosed separately. YOUR VOTE IS IMPORTANT, regardless of how many shares you own. Whether you plan to attend the meeting or not, please complete, date, sign and return to enclosed proxy form promptly in the enclosed envelope. If you attend the meeting and prefer to vote in person, you may do so, even if you turn in your proxy at this time.

     As required by the Securities Act of 1933, the holding company has filed a Registration Statement on Form S-4. This Registration Statement covers the shares of Security Financial Services Corporation common stock that will be issued as part of the holding company formation.

     The common stock of Security Financial Services Corporation is not listed by any national securities exchange or the Nasdaq Stock Market.

THE FOLLOWING ARE IMPORTANT DISCLOSURES.  PLEASE READ THEM CAREFULLY:

     This prospectus-proxy statement is not an offer to sell to or solicitation of an offer to buy from any person or in any jurisdiction where it is illegal to make or solicit such an offer. Wherever this offer is required to be made by a licenced broker or dealer, only a registered, licensed broker-dealer may make this offer on behalf of the holding company.

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized anyone to provide you with information that is different. This prospectus-proxy statement is only accurate as of the date printed on the bottom of this page. We are required to advise you if there is any fundamental change affecting the formation of the holding company.

     The shares of holding company stock to be issued in the holding company formation will not be savings accounts or deposits, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued in the holding company formation, passed upon the accuracy of this prospectus-proxy statement or determined if this prospectus-proxy statement is truthful or complete. Any representation to the contrary is a criminal offense.

     If you have any questions, please cal Jerry Weiner, President of the bank, or any of the bank's directors at the following numbers:

Jerry M. Bauer  (715) 672-4295               Gerald L. Levenske  (715) 672-4204
T.L. Schiefelbein  (715) 672-8089            Carole Komro  (715) 672-5350
Richard E. Bates  (715) 672-4237             Robert Davidian  (612) 841-6266
Gerald Sundstrom  (715) 672-4425


                                        ----------------------------------------
                                        Gerald V. Weiner

         The date of this prospectus-proxy statement is September 20, 1999.

                                TABLE OF CONTENTS
                                                                         Page
SUMMARY.................................................................  (i)
INTRODUCTION............................................................    1
THE REORGANIZATION......................................................    2
   General..............................................................    2
   Reasons for the Reorganization.......................................    2
   Summary of the Reorganization........................................    4
   Special Meeting of Shareholders......................................    5
   Operation of the Bank Following the Reorganization...................    6
   Conditions Required for the Reorganization...........................    6
   Closing Date.........................................................    7
   Resales of Holding Company Stock.....................................    7
   Tax Considerations...................................................    8
   Securities Regulation................................................   12
   Expenses of Reorganization...........................................   13
RIGHTS OF DISSENTING STOCKHOLDERS OF BANK...............................   13
SECURITY FINANCIAL SERVICES CORPORATION.................................   14
   History, Business, and Properties....................................   14
   Management...........................................................   14
   Principal Shareholders...............................................   15
   Description of Holding Company's Common Stock........................   15
   Executive Compensation...............................................   16
   Transactions with Related Parties....................................   16
   Certain Anti-Takeover and Indemnification Provisions.................   16
THE SECURITY NATIONAL BANK..............................................   18
   History, Business, and Properties....................................   18
   Management...........................................................   20
   Business Background of Directors and Executive Officers..............   20
   Executive Compensation...............................................   22
   Director Compensation................................................   23
   Board Review of Management Compensation..............................   23
   Principal Shareholders...............................................   24
   Description of the Stock of the Bank.................................   25
   Transactions with Related Parties....................................   25
   Indemnification of Directors and Officers............................   25
   Shares of the Stock Owned or Controlled by Management................   26
   Recommendation of the Bank's Board of Directors......................   26
FINANCIAL INFORMATION...................................................   26
COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK.....................   27
   Authorized Shares and Par Value......................................   27
   Voting Rights........................................................   27
   Dividends............................................................   29
   Market for the Stock.................................................   30
   Value................................................................   33
   Other................................................................   34
SUPERVISION AND REGULATION..............................................   35
   General..............................................................   35
   Banking Regulation...................................................   35
   Capital Requirements for Holding Company and Bank....................   36
   Liquidity Requirements for Holding Company and Bank..................   37
   FDIC Insurance Premiums..............................................   38
   Loan Limits to Borrowers.............................................   38
   Recent Regulatory Developments.......................................   38
AVAILABLE INFORMATION...................................................   39
LEGAL MATTERS...........................................................   40

EXHIBIT A - Agreement and Plan of Reorganization
EXHIBIT B - Tax Opinion of Boardman, Suhr, Curry & Field LLP
EXHIBIT C - United States Code Sections
EXHIBIT D - Articles of Incorporation of Security Financial Services Corporation

                                     SUMMARY
                                     -------

     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the formation of the holding company for the bank better, and for a more complete description of the legal terms of these transactions, you should read this entire prospectus-proxy statement carefully, including the Exhibits that are attached at the end.

Parties
-------

     The Holding Company

     o    Organized by bank management.

     o    Wisconsin corporation.

     o    Intended by bank management to become a holding company for the bank.

     o    Still in the organizational phase.

     o    No operating history.

     o For more information, see "SECURITY FINANCIAL SERVICES CORPORATION -- History, Business, and Properties."

          Address:    Security Financial Services Corporation
                      212 West Prospect Street
                      Durand, WI  54736
                      (715) 672-4237

     The Bank

     o    Chartered by the Comptroller of the Currency.

     o Operating as a commercial bank with its main office in Durand, Wisconsin, since 1934.

     o Offers comprehensive banking services to the residential, commercial, industrial and agricultural areas that it serves.

     o Services include agricultural, commercial, real estate and personal loans; checking, savings and time deposits; and other customer services, such as safety deposit boxes.

     o For more information, see "THE SECURITY NATIONAL BANK -- History, Business, and Properties."

          Address:    The Security National Bank
                      212 West Prospect Street
                      Durand, WI  54736
                      (715) 672-4237

The Formation of a Holding Company for the Bank
-----------------------------------------------

         The Board of Directors of the bank proposes to form a bank holding company for the bank. As part of the formation process, the holding company will trade one share of its common stock for each outstanding share of your bank stock. As a result,

     o the holding company will be owned by you, the former bank shareholders and

     o    the bank will become a wholly-owned subsidiary of the holding company.

Other things you should know about the formation of the holding company:

     o There will be no change in the compensation or benefits of bank directors or executive officers.

     o The holding company will not have to file reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     o The holding company will voluntarily provide its shareholders with the same types of reports that the bank currently provides to bank shareholders.

     o For more information, see "AVAILABLE INFORMATION." For more information about the Reorganization, see "THE REORGANIZATION --
          Summary of the Reorganization" and the Agreement and Plan of Reorganization attached as Exhibit A.

Special Meeting of Shareholders
-------------------------------

     The meeting will be held October ___, 1999, at 7:00 p.m. at the Durand Rod and Gun Club, Durand, Wisconsin. Only shareholders of record as of the close of business on August 23, 1999, will be entitled to vote at the meeting.

     At the meeting, you, the bank shareholders, will consider and vote on the formation of a bank holding company for the bank pursuant to the Agreement and Plan of Reorganization that is attached as an exhibit to this proxy statement-prospectus. We can only form a holding company if the holders of two-thirds (66.67%) of outstanding bank stock vote in favor of the transaction.

     As of the date of this prospectus-proxy statement, directors and executive officers of the bank own or control, directly or indirectly, approximately 15.9% of the outstanding bank stock.

     For more information, see "THE REORGANIZATION -- Special Meeting of Shareholders."

Recommendation of the Bank's Board of Directors
-----------------------------------------------

     The Board believes that the formation of a holding company for the bank is in the best interests of the bank and its shareholders. The Board unanimously recommends that you vote your bank shares to approve the holding company.

     For  more  information,   see  "THE   REORGANIZATION  --  Reasons  for  the
Reorganization" and "THE SECURITY NATIONAL BANK -- Recommendation of the Bank's Board of Directors."

Effect on Bank Shareholders
---------------------------

     Assuming that the bank shareholders approve the holding company formation, the directors of the holding company will chose an appropriate day on which to "close" the formation of the holding company. For a discussion of how they choose this "closing date," see "THE REORGANIZATION -- Closing Date."

     On the closing date, the holding company will exchange one share of its holding company stock for each share of bank stock that you hold immediately prior to the closing date. As a result of this exchange, you and the other bank shareholders will become the shareholders of the holding company, and the holding company will become the sole shareholder of the bank. For more information, see "THE REORGANIZATION."

     This exchange will be subject to certain limitations and dissenters' rights provided by law. For a discussion of dissenters' rights, see the following sections and "RIGHTS OF DISSENTING SHAREHOLDERS OF BANK."

Dissenters' Rights
------------------

     Under certain provisions of the United States Code, as a holder of bank stock, you have the right to:

     o    object to the Reorganization and

     o    obtain payment of the fair value of your shares in cash.

However, you may only exercise these rights if you:

     o either vote against the Reorganization at the special meeting of shareholders or give written notice to the holding company that you dissent from the Reorganization at or before the shareholder meeting;

     o make a written request to the bank within 30 days after the consummation of the Reorganization to receive the value of your shares;

     o    surrender your bank stock certificates, and

     o    take certain other actions.

For more information, see "RIGHTS OF DISSENTING SHAREHOLDERS OF BANK" and Exhibit C.

Federal Income Tax Consequences
-------------------------------

     We have structured the holding company formation to qualify as a tax free transaction under the federal tax laws. Therefore, you should not recognize any gain or loss on the exchange of your bank stock for holding company stock. Exhibit B to this prospectus-proxy statement is an opinion of an attorney that the formation of the holding company is a tax-free transaction. The opinion of an attorney is not binding on the Internal Revenue Service. See "THE REORGANIZATION -- Tax Considerations."

     However, if you exercise your dissenters' rights and receive cash for your shares of bank stock instead of exchanging the shares for holding company stock, as discussed above under "Dissenters' Rights", you will be taxed on the cash that you receive for your shares of bank stock.

Date of the Holding Company Formation
-------------------------------------

     We will form the holding company for the bank as soon as practicable after we receive all necessary approvals from governmental agencies and authorities, and after certain other terms and conditions are satisfied. The bank will close its transfer records twenty (20) days prior to the closing date, which, as we mentioned above, is an appropriate date that the directors of the holding company will choose to "close" the holding company formation process. Until the bank's transfer records are closed, you may sell or otherwise transfer your bank stock. The holding company formation process will close no later than December 31, 1999, unless the parties agree to another date in writing. It is the parties' expectation to close on December 31, 1999. See "THE REORGANIZATION -- Closing Date."

Conditions for the Holding Company Formation
--------------------------------------------

     We cannot form a holding company for the bank unless the Federal Reserve Board, the Office of the Comptroller of the Currency, and bank shareholders approve the transaction. In addition, other terms and conditions must also be satisfied. See "THE REORGANIZATION -- Conditions Required for the Reorganization."

     The holding company and the bank may change or waive certain conditions if, in the opinion of the Boards of Directors of the holding company and the bank, the action would not significantly diminish the benefits intended for holders of holding company stock.

Right-of-First-Refusal
----------------------

     The shares of holding company stock will be subject to a limitation on transfer that currently does not apply to bank stock. This limitation is known as the "right-of-first-refusal." One of the purposes of forming a holding company for the bank is to enable the bank to continue under local control. A right-of-first-refusal provides the holding company with a mechanism for assuring local control of the bank. Here are some important things to know about a right-of-first-refusal:

     o Generally, you will need the consent of the holding company to transfer your shares. If you choose to transfer any of your shares without the holding company's prior written approval, then the right of first refusal applies.

     o If someone offers in writing to buy your holding company stock, a "right-of-first-refusal" gives the holding company the right to buy your stock first at the same price and on the same terms as those offered by the person who wanted to buy your stock.

     o The right-of-first-refusal will apply to holding company stock held by all shareholders. You may pledge your holding company stock, or you may transfer it to your spouse or children or any lineal descendent of your spouse or children, to your parent(s), or to your sibling(s). However, after it is pledged or transferred, the stock will still be subject to the right-of-first-refusal.

     o In order to amend the right-of-first-refusal, at least seventy-five percent of the outstanding shares of holding company voting stock must be voted in favor of the amendment.

     o The holding company's right to purchase your stock first may limit your ability to sell your shares to buyers other than the holding company.

     o The right-of-first-refusal may reduce the likelihood of another buyer obtaining control of the holding company through the acquisition of large blocks of holding company stock.

     o The holding company's right-of-first-refusal does not mean that the holding company can set the price for your stock. If the holding company wishes to buy your stock instead of allowing you to sell it to another person, the holding company MUST pay the price offered in writing by the person who wanted to buy your stock.

     Under the holding company's Articles of Incorporation, the right-of-first-refusal may only be amended by the affirmative vote of not less than 75% of the outstanding shares of voting stock of the holding company. For more information, see "SECURITY FINANCIAL SERVICES CORPORATION -- Certain Antitakeover Provisions and Indemnification Provisions" and "COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK -- Market for the Stock."

Preemptive Rights
-----------------

     The shareholders of the holding company will be granted preemptive rights under Wisconsin law. Preemptive rights allow a shareholder to maintain his or her proportional ownership interest in the holding company. When new stock is to be issued by the holding company, a shareholder having preemptive rights may purchase his or her pro rata share of the offering before any shares are offered to others. Shareholders of the bank are not entitled to preemptive rights. See "SECURITY FINANCIAL SERVICES CORPORATION -- Description of the Holding Company's Common Stock" and "COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK -- Authorized Shares and Par Value."

Staggered Terms
---------------

     The directors of the holding company, unlike the directors of the bank, will serve staggered terms. The holding company's board of directors will consist of three classes of directors, each serving a three-year term ending in a successive year. This provision could have the effect of delaying, deferring or preventing a change in control of the holding company. Under the holding company's Articles of Incorporation, the staggered terms of directors may only be amended by the affirmative vote of not less than 75% of the outstanding shares of voting stock of the holding company. See "SECURITY FINANCIAL SERVICES CORPORATION -- Certain Anti-Takeover and Indemnification Provisions."

                   ------------------------------------------

                                 PROXY STATEMENT
                                       AND
                                   PROSPECTUS
                   ------------------------------------------

                                  INTRODUCTION


     Security Financial Services Corporation is a business corporation organized at the request of the management of The Security National Bank for the purpose of the reorganization, to serve as the holding company for the bank. See "SECURITY FINANCIAL SERVICES CORPORATION." The bank is a national banking association that has been operating as a commercial bank in Durand, Wisconsin since 1934. See "THE SECURITY NATIONAL BANK."

     The reorganization is being conducted for the purpose of forming a holding company for the bank, according to a plan of reorganization approved by the Board of Directors of the holding company and by the Board of Directors of the bank. See "THE REORGANIZATION -- Summary of the Reorganization." The Board of Directors of the bank believes that the formation of a bank holding company will benefit the bank and its shareholders. See "THE REORGANIZATION -- Reasons for the Reorganization" and "THE SECURITY NATIONAL BANK Recommendation of the bank's Board of Directors."

     This Prospectus contains information intended to help each bank shareholder decide whether to vote to approve the formation of a bank holding company. See, for example, "COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK." The Board of Directors of the holding company urges each bank shareholder to carefully read the entire Prospectus.

                           FORWARD-LOOKING STATEMENTS

     When used in this prospectus-proxy statement, in the bank's or holding company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "are expected to," "estimate," "is anticipated," "project," "will continue," "will likely result," or similar expressions are intended to identify "forward-looking statements." Such statements are subject to certain risks and uncertainties, including changes in economic conditions in the bank's market area, changes in policies by regulatory agencies, fluctuation in interest rates, demand for loans in the bank's market area, and competition, that could cause actual results to differ materially from what the bank or holding company have presently anticipated or projected. The bank and holding company wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The bank and holding company wish to advise readers that factors addressed within the prospectus-proxy statement could affect the bank's financial performance and could cause the bank's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

     Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, the bank and holding company caution that, while they believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending on the circumstances. Where, in any forward-looking statement, the bank, the holding company, or their directors or officers, express an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished.

     The bank and holding company do not undertake -- and specifically decline any obligation -- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                               THE REORGANIZATION

General
-------

     The reorganization is designed to offer shareholders of The Security National Bank the opportunity to form a bank holding company. Pursuant to the reorganization, the following steps have already occurred:

     1.   Security   Financial  Services   Corporation,   a  Wisconsin  business
          corporation, has been incorporated for the purpose of participating in the reorganization and becoming a bank holding company.

     2. The Board of Directors of the bank and the Board of Directors of the holding company have adopted and approved an Agreement and Plan of Reorganization.

     The following steps,  among others,  remain to be completed pursuant to the
reorganization   (See  "THE   REORGANIZATION  -- Conditions   Required  for  the
Reorganization"):

     1. The shareholders of the bank must approve the reorganization by the affirmative vote of two-thirds (66.67%) of the outstanding bank stock.

     2.   The  Federal   Reserve  Board  must  approve  the  holding   company's
          application to become a bank holding company under the Bank Holding Company Act of 1956.

     3.   The Comptroller of the Currency must approve the reorganization.

Reasons for the Reorganization
------------------------------

     The Board of Directors of the bank recommends the reorganization because it believes that a bank holding company will offer opportunities to the bank to compete more effectively and to expand its services in type, in number, and in geographical scope. In addition, the Board believes that the formation of a holding company will provide benefits to the shareholders and to its community.

     Flexibility. The proposed reorganization will, in the opinion of the Board, better prepare the bank to respond flexibly and efficiently to future changes in the laws and regulations governing banks and bank-related activities. Often, opportunities arise for bank holding companies that are not available to banks, and vice versa. The bank holding company corporate structure may prove valuable in taking advantage of any new opportunities in banking and bank-related fields that are made available by deregulation or otherwise.

     Market for the Stock. Under federal law, a national bank is prohibited from purchasing its own stock, except in certain limited circumstances. Therefore, any bank shareholder who desires to sell his or her bank stock must generally locate a person willing to purchase the stock.

     The holding company will not be prohibited by law from purchasing holding company stock, unless such a purchase would make the holding company insolvent. Therefore, the holding company may become a potential buyer of that stock, and may create a market that presently does not exist. The holding company will not be required to purchase stock, but may do so in the discretion of its Board of Directors. If the holding company purchases more than 10% of its stock in a twelve-month period, it may be required to receive the approval of the Federal Reserve Board. For more information about the holding company's ability to purchase stock, see "COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK -- Market for the Stock."

     Expansion. The principal means for a bank to seek continued growth, apart from utilizing more fully the business potential within its present market area, is by use of the holding company structure to reach into other geographic markets. After the reorganization, the holding company will be able to, and may, subject to approval of regulatory authorities, create new banks or acquire existing banks anywhere in Wisconsin and neighboring states. The holding company has no present plans to acquire any such banks.

     Diversification. The proposed bank holding company offers the ability to diversify the business of the bank by creating or acquiring corporations engaged in bank-related activities. Diversification into bank-related activities is governed by the Bank Holding Company Act of 1956, and the regulations of the Federal Reserve Board promulgated pursuant to that Act. The range of activities in which the holding company may engage through nonbank subsidiaries, subject to approval of the Federal Reserve Board, includes:

     o    loan service companies,

     o    mortgage companies,

     o    independent trust companies,

     o    small loan and factoring companies,

     o    equipment leasing companies,

     o    credit life and disability insurance companies, and

     o    certain insurance, advisory, and brokerage operations.

     The holding company may in the future engage directly or through subsidiaries in one or more of those activities. However, the timing and extent of those operations by the holding company will depend on many factors, including competitive and financial conditions existing in the future as well as the then financial condition of the holding company and the bank.

     Capital Requirements. The proposed reorganization will also provide, in the opinion of the Board, greater flexibility in meeting financing needs of the bank or other banks or corporations acquired by the holding company. Currently, there is no need for the bank to obtain additional capital. If the need for additional capital should arise, however, those capital requirements of the bank could be obtained in the following manner:

     1.   The holding company would borrow the capital.

     2. The Holding Company would pay the capital to the bank as a capital contribution or as a purchase of additional bank stock.

     3. The loan to the holding company would be paid with dividends received from the bank, which would not be taxable to the holding company if it holds at least 80% of the bank stock.

     4. The interest expense incurred by the holding company on the loan could be used to offset bank earnings on a consolidated federal income tax return.

     General. The Board believes that greater overall strength will result to the bank through the formation of the holding company. The formation of the holding company is not part of a plan or effort to adversely affect any shareholder, or to unduly benefit any shareholder, director, or officer. Except for those shareholders who exercise dissenters' rights, the proportionate interests of the bank shareholders in the holding company stock will be identical to their current proportionate interests in the bank stock.

Summary of the Reorganization
-----------------------------

     The holding company intends to acquire all of the outstanding stock of the bank through a reorganization. To perform the reorganization:

     1. The holding company will incorporate a new bank, called New Security National Bank, as a wholly-owned subsidiary of the holding company;

     2. The new bank will not conduct any banking business or any other business. It will have no employees, no liabilities, no operations, and except for a nominal capital contribution required by law no assets. It will be a "shell" corporation, and will be incorporated for the sole purpose of assisting in the reorganization.

     3.   The bank will be merged into the new bank.

     4. The stock of the bank now held by the shareholders will be converted into the holding company stock at the rate of one share of the holding company stock for each one share of bank stock that they currently own.

     As a result of the reorganization, the bank shareholders will become shareholders of the holding company. In addition, by virtue of the merger of the bank into the new bank, the bank will become a wholly-owned subsidiary of the holding company.

     Currently, the bank shareholders own all 12,000 shares outstanding of the bank's stock. After the reorganization, the holding company will own the bank, and the former bank shareholders will own the holding company.

            Current                              After Reorganization
            -------                              --------------------

     Shareholders                       Shareholders
     -------------------------          ----------------------------------------
         12,000 shares (100%)               12,000 shares (100%) of the issued
         of bank stock                      and outstanding shares of holding
                                            company stock

                                        Holding Company
                                        ----------------------------------------
                                            12,000 shares (100%) of bank stock
     Bank
     -------------------------
                                        Bank
                                        ----------------------------------------


Special Meeting of Shareholders
-------------------------------

     The regulations of the Comptroller of the Currency require that at least two-thirds (66.67%) of the outstanding stock of a national bank approve a merger of that bank. Because the reorganization will be conducted as a merger of the new bank and the bank, that requirement must be fulfilled.

     A vote on the proposed holding company will be taken at the special meeting of shareholders of the bank, to be held on October ___, 1999, at 7:00 p.m., at the Durand Rod and Gun Club, Durand, Wisconsin. The close of business on August 23, 1999, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. On that date there were outstanding and entitled to vote 12,000 shares of bank stock.

     Each outstanding share of bank stock entitles the record holder to one vote on all matters to be acted upon at the meeting. The presence at the meeting in person or by proxy of the holders of a majority of the issued and outstanding shares of bank stock entitled to vote will constitute a quorum for the transaction of business. The affirmative vote of 8,000 of the issued and outstanding shares of bank stock is required to approve the holding company. The bank's articles of association and by-laws do not address the issue of whether a vote for abstention is treated as a "yes" vote or "no" vote. Accordingly, for purposes of voting at this special meeting of shareholders, abstentions are treated as "no" votes.

     THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS THAT HOLDERS OF BANK STOCK VOTE "FOR" THE TRANSACTION. See "THE SECURITY NATIONAL BANK -- Recommendations of the Bank's Board of Directors." As of the date of this Prospectus, the directors and executive officers of bank owned or controlled 1,902 shares, or 15.9% percent, of the bank stock outstanding. See "THE SECURITY NATIONAL BANK -- Management." The directors and officers of bank have indicated that they will vote to approve the transaction, and are soliciting proxies from bank shareholders.

     Each shareholder is encouraged to return the enclosed proxy form, on blue paper, even if he or she intends to attend the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with the instructions on the proxy. Proxies containing no instructions will be voted "FOR" approval of the holding company. On any other matters properly brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting the proxies. Any shareholder executing and returning a proxy may revoke it by:

     o    submitting a later proxy to bank,

     o    giving written notice to bank, or

     o    attending the meeting and voting in person.

     However, the mere presence of a holder of bank stock at the meeting will not operate to revoke a proxy previously executed and submitted, unless that shareholder indicates at the meeting that he or she wishes to vote directly. Failure to submit a proxy or to vote at the meeting has the same effect as a negative vote for purposes of approving or disapproving the transaction.

     Federal law provides appraisal rights to holders of bank stock who dissent from the merger, if statutory procedures are followed. See "RIGHTS OF DISSENTING SHAREHOLDERS OF BANK."

Operation of the Bank Following the Reorganization
--------------------------------------------------

     The holding company anticipates that, following the reorganization, the business of the bank will be conducted substantially unchanged from the manner in which it is now being conducted.

     o    The bank's name will not be changed.

     o The holding company anticipates that the bank will be operated under the same management, and no changes in personnel are anticipated as a result of the reorganization.

     o After the reorganization, the bank will continue to be subject to regulation and supervision by regulatory authorities, to the same extent as currently applicable. See "SUPERVISION AND REGULATION."

     o The bank will continue to prepare an annual report in the same format as in prior years, and the holding company will send to all of its shareholders a consolidated annual report, in a similar format as that used in the bank's report.

     o    The  holding   company   will   convene  an  annual   meeting  of  its
          shareholders, at a similar time and for similar purposes as the bank's annual meeting.

Conditions Required for the Reorganization
------------------------------------------

     The Agreement and Plan of Reorganization (Exhibit A) provides that the consummation of the reorganization is subject to certain conditions that have not yet been met, including, but not limited to, the following:

     1. No investigation, action, suit or proceeding before any court or any governmental or regulatory authority will have been commenced or threatened seeking to restrain, prevent or change the reorganization or otherwise arising out of or concerning the reorganization.

     2. The application by the holding company to be a registered bank holding company under the Bank Holding Company Act of 1956 must have been approved by the Federal Reserve Board.

     3. The Comptroller of the Currency must have granted all required approvals for consummation of the reorganization.

     4. The reorganization must have been approved by shareholders owning at least two-thirds of the outstanding bank stock.

     5. The holding company and the bank must have received an opinion from counsel for the holding company and the bank to the effect that the reorganization will be a tax-free reorganization that opinion is attached to this Prospectus as Exhibit B.

     6. No change will have occurred or be threatened in the business, financial condition or operations of the bank, which, in the judgment of the holding company, is materially adverse.

     7. No more than ten percent (10%) of the bank stock 1,200 shares or fewer will be "dissenting shares" pursuant to the exercise of dissenters' rights. If more than 10% of the shares are dissenting shares, the Board of Directors of the holding company and the bank may, in their discretion, waive this condition.

     8. The reorganization must be completed by December 31, 1999, unless extended by the both the bank and the holding company.

     These conditions are for the sole benefit of the holding company and the bank, and may be asserted by them or may be waived or extended by them, in whole or in part, at any time or from time to time. Any determination by the holding company and the bank concerning the events described above will be final and binding.

     It is anticipated that these conditions will be met. Any waiver or extension of conditions not met will be conducted only if, in the opinion of the Boards of Directors of the holding company and the bank, the action would not have a material adverse effect on the benefits intended for holders of the holding company stock under the reorganization. The reorganization may be terminated and abandoned by the mutual consent of the Board of Directors of the holding company and the Board of Directors of the bank at any time prior to the closing date.

Closing Date
------------

     The closing of the reorganization will take place on a date, called the closing date, to be selected by the holding company, at the offices of the bank, 212 West Prospect Street, Durand, Wisconsin. However, the closing date will be no later than December 31, 1999, unless extended by the Board of Directors of the bank and the Bank of Directors of the holding company. It is the parties' expectation to close on December 3, 1999.

     On the closing date, all of the bank shareholders' right, title and interest in and to the shares of the bank stock, without any action on the part of the shareholders, will automatically become and be converted into a right only to receive the holding company stock. Commencing on the closing date, the holding company will issue and deliver the holding company stock to the shareholders as set forth in the Agreement and Plan of Reorganization (Exhibit
A).

Resales of Holding Company Stock
--------------------------------

     The holding company stock issued in the reorganization has been registered under the Securities Act of 1933, as amended, and may be traded by a shareholder subject to the holding company's right-of-first-refusal and consent. See "COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK -- Market for the Stock."

     Under the federal securities laws, there are certain restrictions on resales of holding company stock received in the reorganization by persons who are deemed to be an "affiliate" of the bank. In general, an affiliate for these purposes would include directors and executive officers and any person who, individually or through a group, controls ten percent (10%) or more of the voting securities of the bank.

     Certificates for shares of holding company stock received by an affiliate in the reorganization will carry a legend referring to the resale restrictions. Specifically, that legend will state:

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     The holding company will issue stop-transfer instructions to the holding company transfer agent with respect to such certificates. Neither the bank nor the holding company will register the shares of holding company stock for resale, and any such registration will be at the expense and instance of any shareholder desiring such registration.

     This Prospectus may not be used by an affiliate of the bank or the holding company for the resale of holding company stock received pursuant to the reorganization.

Tax Considerations
------------------

     Corporate Income Tax. After the reorganization, the holding company will own at least 80% of the outstanding stock of the bank. This will permit the holding company to file a consolidated federal income tax return with the bank, with the following results:

     1. Any interest expense incurred by the holding company as an expense may be deducted against the income of the bank.

     2. Any dividend paid to the holding company by the bank on the shares of the bank's capital stock held by the holding company would not be taxable as income to the holding company.

     3. The ability to file a consolidated federal income tax return may increase the cash flow available to the holding company to meet its obligations.

     The State of Wisconsin does not permit consolidated income tax returns.

     The creation of the holding company creates a separate taxpayer under the Internal Revenue Code. The holding company, through its consolidated tax return with the bank and any other subsidiaries that may be formed or acquired in the future, will be required to pay federal and state income taxes on its net income.

     Immediately after the formation of the holding company, the principal income to the holding company will be dividends from the bank. Those dividends will not be taxable income to the holding company as long as the holding company holds at least 80% of the outstanding bank stock. Therefore, until such time as the holding company generates substantial income from sources other than bank dividends, it is not anticipated that it will incur any significant tax liability.

     As a separate taxpayer, the holding company may incur a separate tax on any liquidation of the holding company or on an acquisition of the holding company's assets by a third party. Therefore, a liquidation of the holding company or a sale of bank stock by the holding company could generate a double-level tax, a tax on the holding company and a tax on the holding company shareholders. A double-level tax can be avoided, however, if the third party acquires the holding company stock for cash or acquires holding company stock or bank stock in a tax-free reorganization.

     Individual Income Tax. The holding company has been advised by its counsel, Boardman, Suhr, Curry & Field LLP, Madison, Wisconsin, that as a result of the transaction contemplated by the reorganization, for federal income tax purposes:

     1. No gain or loss will be recognized to the bank shareholders on the conversion of their shares of bank stock into shares of holding company's common stock;

     2. The income tax basis of the shares of holding company's common stock in the hands of the bank shareholders will be the same as their basis in the shares of the bank stock; and

     3. The holding period of the shares of holding company's common stock in the hands of the bank shareholders will include the holding period of the shares of the bank stock, provided the shares of the bank stock constituted a capital asset as of the time of the reorganization.

     A copy of that opinion is attached to this prospectus as Exhibit B, which opinion also includes matters pertaining to corporate tax consequences of the reorganization. Counsel is also of the opinion that the same treatment will apply for Wisconsin income tax purposes.

     No tax rulings from the Internal Revenue Service have been obtained, and the opinion of counsel will not be binding on the Internal Revenue Service. Therefore, shareholders may find it advisable to consult their own counsel as to the specific tax consequences to them under the federal tax laws, as well as any consequences under applicable state or local tax laws.

     Shareholders who exercise dissenters' rights and receive cash for their bank stock should be aware that the transaction will be a taxable transaction for federal and state income tax purposes, and those shareholders are urged to consult their tax advisors to determine the tax consequences to them under the federal tax laws, as well as any consequence under applicable state or local tax laws. The opinion of counsel attached as Exhibit B does not pertain to cash payments received pursuant to the reorganization.

Securities Regulation
---------------------

     The offer to enter into this reorganization is not being made to nor can it be accepted from or on behalf of holders of bank stock in any jurisdiction in which the making of the offer or the acceptance thereof would not be in compliance with the securities laws of such jurisdiction. The holding company is not, and will not be, obligated to acquire any shares of bank stock, or issue or deliver any shares of its common stock, in any jurisdiction in which the agreement to do so would not be in compliance with the securities laws of such jurisdiction. However, the holding company, at its discretion, may take such action as it may deem necessary or desirable to comply with the securities laws of any such jurisdiction.

     This transaction may be registered in certain states, according to the laws of those states. No securities commissioner, securities department, or similar office of any state has approved or disapproved the holding company stock to be issued in the reorganization or has passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary may be a criminal offense.

Expenses of Reorganization
--------------------------

     If the reorganization is consummated, the holding company and the bank will assume and pay their respective costs and expenses, if any, incurred in connection with the reorganization. If the reorganization is not consummated, all costs and expenses will be paid by the bank. It is estimated that those costs and expenses will be approximately $30,000.

                  RIGHTS OF DISSENTING SHAREHOLDERS OF THE BANK

     Subsections 215a(b), (c), and (d) of the United States Code, the full text of which is attached to this prospectus as Exhibit C, set forth the procedure to be followed by any shareholder of bank who wishes to dissent from the reorganization and obtain the value of his or her shares of bank stock in cash in lieu of holding company stock pursuant to the reorganization. Shareholders should refer to Exhibit C because the following description does not purport to be a complete summary of those subsections.

     In order to exercise such dissenter's rights, a bank shareholder:

     1. must either vote against the reorganization at the special meeting of shareholders or give written notice to an officer of the bank at or before the special meeting of shareholders that he or she dissents from the reorganization, and

     2. must make a written request to the bank within 30 days after the consummation of the reorganization to receive the value of his or her shares, and that written request must be accompanied by the surrender of his or her bank stock certificates.

     The written request should be addressed to: Gerald V. Weiner, President, The Security National Bank, 212 West Prospect Street, Durand, Wisconsin 54736-1123. The law does not provide for a dissent with respect to less than all of a dissenting shareholder's shares.

     After receipt by the bank of a timely request for payment, the law provides for an appraisal of the shares held by the dissenters. The value of those shares is to be determined by a committee of three persons, one selected by the dissenting shareholders, one selected by the directors of the bank, and the third selected by the two so chosen. The value determined by any two of the three appraisers will govern. The expense of appraisal is to be borne by the bank. If the value fixed by the committee is not satisfactory to a dissenting shareholder he or she may, within five days after being notified of such value, appeal to the Comptroller, who will then appoint an appraiser or appraisers for reappraisal. The value of a dissenting bank shareholder's shares as determined by such appraisal, or reappraisal if such is performed, is final and binding and will be paid by bank as soon as practicable thereafter.

     If a bank shareholder properly exercises dissenter's rights, then as of the Effective Date of the reorganization, all of the bank stock owned by such shareholder will cease to represent any ownership rights in the bank, and will be converted into the right to receive fair value for those shares, as required by law.

                     SECURITY FINANCIAL SERVICES CORPORATION

History, Business, and Properties
---------------------------------

     The holding company was incorporated as a Wisconsin business corporation under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, in June, 1999, at the direction of the management of the bank. The holding company was formed to acquire the bank stock and to engage in business as a bank holding company under the Act. A true and correct copy of the Articles of Incorporation of the holding company is attached as Exhibit D. A copy of the holding company's Bylaws will be provided to any bank shareholder upon request.

     The holding company is in the organizational and developmental stage, and has no earnings or history of operation. The holding company has no employees, no current business, and owns no property, except that the holding company will own all of the stock of the new bank immediately prior to the reorganization. It has not issued any stock. It is not a party to any legal proceedings.

     The holding company has no present plans to engage in any activities other than as a holding company for the capital stock of the bank, except that the holding company may hold real estate presently owned by the bank. That property will be leased back to the bank. The holding company's management, however, believes that the oppor tunities available to a bank holding company for diversification of its business and raising of capital cause the bank holding company to be a more advantageous form of operation than a bank. The holding company may examine and may pursue opportunities from time to time that arise for expansion of its operations and activities. See "THE REORGANIZATION -- Reasons for the Reorganization."

Management
----------

     The name, age and position of each of the directors and executive officers of the holding company are as follows:

Name                                           Age          Position
----                                           ---          --------

Richard E. Bates............................    49     Director
Jerry M. Bauer..............................    47     Director
Robert Davidian.............................    44     Director
Carole Komro................................    58     Director
Gerald L. Levenske..........................    55     Director
T.L. Schiefelbein...........................    67     Director/Chairman
Gerald Sundstrom............................    58     Director
Gerald V. Weiner............................    56     Director/President, CEO
James F. Mayo...............................    47     Secretary/Treasurer

     A description of the business background of each of the directors and named executive officers is set forth on pages 15-17. Each of the directors and executive officers named has had the same principal occupation or employment for the past five years. Each of the directors and executive officers named has served in the capacity listed above since the incorporation of the holding company in June, 1999. The directors and executive officers named will initially serve until the holding company's first annual shareholder meeting.

Principal Shareholders
----------------------

     After the reorganization, the persons beneficially owning 5% or more of holding company common stock will be the same persons who currently own 5% or more of the bank stock. The directors and executive officers of the holding company will beneficially own the same amount of stock of the holding company as they presently own of the bank. See "THE SECURITY NATIONAL BANK -- Principal Shareholders."

Description of Holding Company's Common Stock
---------------------------------------------

     The holding company's authorized capital stock consists of 24,000 shares, all of one class, designated as common stock, none of which shares, as of the date hereof, is issued or outstanding. The maximum number of shares of the holding company's common stock which will be issued to the holders of bank stock, upon the terms and subject to the conditions of the reorganization, is 12,000 shares.

     The holding company currently has no plans to sell, distribute, or otherwise issue the remaining 12,000 shares of authorized but unissued stock. The excess 12,000 shares have been authorized at this time to provide the holding company with greater flexibility to expand or diversify its business in the future. The holding company's Articles of Incorporation provide that authorized but unissued stock of the holding company may not be sold or issued by the holding company except on a majority vote of the entire Board of Directors. However, this requirement does not apply to any shares repurchased by the holding company from existing shareholders, which are called "treasury shares."

     The shareholders of the holding company will be granted preemptive rights under Wisconsin law to acquire additional shares of holding company common stock that may be issued in the future. The exercise of preemptive rights will allow a shareholder to maintain his or her proportionate ownership interest in the holding company. When new common stock is to be issued, a shareholder having preemptive rights may purchase his or her pro rata share of the offering before any shares are offered to others. For example, a shareholder who owns 240 shares of the total 12,000 shares of holding company stock that will be outstanding after the Reorganization owns 2% of the holding company's stock. If the holding company should offer additional common stock for sale in the future, such a shareholder will be entitled to purchase 2% of the amount of common stock being offered. Any fractional shares produced by the application of preemptive rights will be rounded up to the next whole share.

     There are circumstances under which preemptive rights are not applicable. Under Wisconsin law, a shareholder of the holding company will not have preemptive rights with respect to the shares enumerated below. However, except for treasury shares, the Board does not presently intend to issue any shares where preemptive rights are not applicable.

     1. Shares issued as compensation to directors, officers or employees of the holding company or its affiliates. No such shares are anticipated at this time.

     2. Shares issued to satisfy conversion or option rights created to provide compensation to directors, officers or employees of the holding company or its affiliates. No such shares are anticipated at this time.

     3. Shares authorized in the holding company's Articles of Incorporation that are issued within six months of the effective date of incorporation. The holding company's Board of Directors has no intention of issuing additional shares of stock within six months of the effective dated of incorporation.

     4. Shares sold for other than money or an obligation to pay money. No such shares are anticipated at this time.

     5. Treasury shares. These are shares of holding company stock that were issued to shareholders but have been subsequently repurchased by the holding company. The holding company has no treasury shares at this time. However, the Board of Directors of the holding company generally intends to purchase holding company stock from shareholders as and when it becomes available from time to time for fair value as determined by the Board, and any such shares held by the holding company will become treasury shares. This intention is not a commitment or offer to purchase holding company stock.

     For more information about the holding company's common stock, see "COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK."

Executive Compensation
----------------------

     Since its incorporation, the holding company has not paid any remuneration to any of its directors or executive officers, to date has not proposed remuneration to be made in the future to any of its directors or executive officers, and to date has not established standards or other arrangements by which its directors are compensated for services as directors, including any additional amounts payable for committee participation or special assignments. No profit-sharing plan or any other benefit plan exists or is contemplated for the holding company. No change in the compensation or benefits to the bank employees is contemplated by reason of the holding company formation.

Transactions with Related Parties
---------------------------------

     The holding company has not engaged in any transactions or entered into any contracts with any of its directors or officers. No such transactions or contracts are anticipated at this time by the holding company.

Certain Anti-takeover and Indemnification Provisions
----------------------------------------------------

     Anti-Takeover Provisions: The holding company's Articles contain certain provisions that may have an effect of delaying, deferring or preventing a change in control of the Company.

     o    Right-of-First-Refusal.    The   holding    company's    Articles   of
          Incorporation give the holding company a right-of-first-refusal to purchase shares of its stock at a price and on the terms and conditions offered to a shareholder by a prospective purchaser. Transactions with a shareholder's spouse or children, including stepchildren, or any lineal descendant thereof, with his or her parent(s), or with his or her sibling(s), and stock pledges are permitted although the stock so transferred or pledged remains subject to the right-of-first-refusal. The right-of-first-refusal may limit a shareholder's ability to sell shares to purchasers other than the holding company. In addition, the right-of-first-refusal may reduce the likelihood of another buyer obtaining control of the holding company through the acquisition of large blocks of holding company stock. Neither the bank's Articles of Incorporation nor its Bylaws contain a comparable provision. See "COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK -- Market for the Stock."

     o Staggered Director Terms. The holding company's Articles provide that the Board of Directors shall consist of three classes of directors, each serving for a three-year term ending in a successive year. This provision may make it more difficult to effect a takeover of the holding company because an acquiring party would generally need two annual meetings of shareholders to elect a majority of the Board of Directors.

     o Supermajority Vote Required to Amend Anti-Takeover Provisions. The holding company's Articles provide that these anti-takeover provisions may be amended only by the affirmative vote of not less than 75% of the outstanding shares of voting stock of the holding company.

     Indemnification  Provisions.  As set  forth in  Sections  180.0850  through
180.0859 of the Wisconsin Statutes, the Bylaws of the holding company require that the holding company indemnify a director or officer from all reasonable expenses and liabilities asserted against, incurred by, or imposed on that person in any proceeding to which he or she is made or threatened to be made a party by reason of being or having been an officer or director of the holding company. Indemnification will not be made if the person breached a duty to the holding company in one of the following ways: (a) a wilful failure to deal fairly with the holding company in a matter in which the director or officer has a material conflict of interest; (b) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the person derived improper personal profit; or (d) wilful misconduct. The right to indemnification includes, in some circumstances, the right to receive reimbursement of costs and expenses in such a proceeding as they are incurred.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be available to directors, officers, and controlling persons of the holding company pursuant to the foregoing provisions of its Bylaws, or otherwise, the holding company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act.

     The holding company may purchase insurance against liabilities asserted against its directors, officers, employees, or agents whether or not it has the power to indemnify them against such liabilities under the provisions of its bylaws or pursuant to applicable law. Indemnification insurance for directors, officers, employees, and agents of the holding company has not been purchased either by such persons or by the holding company, but the holding company intends to purchase such indemnification insurance once the reorganization occurs.

                           THE SECURITY NATIONAL BANK

History, Business, and Properties
---------------------------------

     The bank was chartered by the Comptroller of the Currency in 1934. The bank offers comprehensive banking services to the residential, commercial, industrial, and agricultural areas that it serves. Services include agricultural, commercial, real estate and personal loans; checking, savings, and time deposits; and other customer services, such as safe deposit facilities. The bank's loan portfolio, as of December 31, 1998, consisted of approximately 12% consumer loans, 13% commercial loans, 22% agricultural loans, and 53% real estate loans.

     The general banking business in the State of Wisconsin is characterized by a high degree of competition. The principal methods of competition among commercial banks are price, including interest rates paid on deposits, interest rates charged on borrowings, and fees charged, and service, including convenience and quality of service rendered to customers. In addition to competition among commercial banks, banks face significant competition from non-banking financial institutions, including savings and loan associations, credit unions, small loan companies, and insurance companies.

     There is one other bank, a federal/stock savings bank, with an office located in Durand. The bank's competition comes from this institution and others located near Durand. Insurance companies, mortgage bankers, and brokerage firms provide additional competition for certain banking services. The bank also competes for interest bearing funds with issuers of commercial paper and other securities, including the United States Government.

     There are no pending or threatened legal proceedings known to the bank that, in the opinion of the directors and officers of the bank, may be materially adverse to the bank's financial condition, business, or operations. There are no material pending or threatened legal proceedings known to the bank in which any director, executive officer, or affiliate of the bank or any associate of any of them has a material interest that is adverse to the bank.

     The bank's main banking office is located at 212 W. Prospect Street, Durand, Wisconsin 54736-1123, in a facility owned by the bank and built in 1969. On April 30, 1999, the bank's staff included 10 officers and 15 full-time and 3 part-time employees. There are approximately 205 shareholders of the bank.

Year 2000 Compliance
--------------------

     A critical issue has emerged for the economy overall regarding how existing application software programs and operating systems can accommodate the date value for the year 2000. Many existing application software products in the marketplace were designed only to accommodate a two-digit date position which represents the year. For example, "98" is stored on the system and represents the year 1998. As a result, the year 1999, represented as "99", could be the maximum date value these systems will be able to accurately process. The same issue has emerged for non-information technology systems. These systems typically include embedded technology such as micro-controllers which must be either repaired or, if this is not possible, replaced.

     Bank management is fully aware of the Year 2000 issue for both information technology and non-information technology systems and has created a written plan for the correction of, or contingency plan for, the Year 2000 problem. The Board of Directors oversees the bank's Year 2000 efforts and directed the senior management to report to the board at least quarterly on the progress of the Year 2000 plan. The plan is divided into five phases as follows:

     a. Awareness Phase. All bank customers have received brochures explaining the Y2K issue and the potential problems that could result. It clearly details the process the bank is taking to ensure that is prepared for the Year 2000 date change. In addition, the bank has contacted many of its largest loan and deposit customers to evaluate their preparations and to assess any additional risk that may be associated. The bank believes that the awareness phase is 90 percent complete.

     b. Assessment Phase. The Year 2000 committee has inventoried all equipment within the bank and all items by criticality, which is how critical the item is to bank operations; confidence which is the compliance or non-compliance assessment of the item; and control, which is how much influence the bank has on the outside vendor. Based on this risk assessment, the committee has developed a mission critical list of items deemed necessary for bank operations. The committee has contacted all outside vendors that provide software that the bank uses and has received their Year 2000 plans on their products. The bank believes that the assessment phase is 100 percent complete.

     c. Renovation Phase. The bank replaced its main computer system in August of 1998 in anticipation of the date change. All other critical systems have been tested and found to be compliant. We do not anticipate any other upgrades necessary for either hardware or software. The bank believes that the renovation phase is 100 percent complete.

     d. Validation Phase. The bank's primary computer system and software was tested in February of 1999. The proxy testing was conducted and the results compiled by a nationally known CPA firm, McGladrey & Pullen. The testing was done on behalf of all banks' using the systems and was designed to support the requirements of the Federal Financial Institutions Examination Council. Bank management has reviewed the test results, with no exceptions being found. The bank believes that the validation phase is 100 percent complete.

     e. Implementation Phase. The bank believes that the implementation phase is 100 percent complete, and that all of its mission control systems are Year 2000 ready.

     Security National Bank Year 2000 budget as follows:

                               To Date          Projected            Total
                               -------          ---------            -----
Hardware Replacement          $40,000.00             -0-           $40,000.00
Hardware Update                $5,000.00             -0-            $5,000.00
Software Replacement         $230,000.00             -0-          $230,000.00
Software Upgrade                    -0-              -0-                 -0-
Education of Problem          $10,000.00        $3,000.00          $13,000.00
ATM Upgrade                         -0-              -0-                 -0-
Expensed/Implementation       $26,000.00        $9,000.00          $35,000.00*
Remodeling/Construction             -0-              -0-                 -0-
TOTALS                       $311,000.00       $12,000.00         $323,000.00


*Estimated


Note:   Hardware costs capitalized over a 5 year period
        Software costs capitalized over a 3 year period.
        Education/ATM upgrade/Implementation expended in 1998 and 1999.

     Bank management does not believe that these expenditures will have a material impact on the bank's financial condition.

     Bank management believes that the risks posed by the Year 2000 problem are manageable and correctable. Outside vendors will be able to provide different software products if the current products the bank is using will not be Year 2000 compliant. However, the bank has a contingency plan in place in the event its computer systems are unable to adequately address the Year 2000 problem.

Management
----------

     The name, age and position of each of the Directors and executive officers of the bank are as follows:

Name                                          Age          Position
----                                          ---          --------
Richard E. Bates.........................     49     Director/Senior Vice Pres.
Jerry M. Bauer...........................     47     Director
Robert Davidian..........................     44     Director
Carole Komro.............................     58     Director
Gerald L. Levenske.......................     55     Director
T.L. Schiefelbein........................     67     Director/Chairman
Gerald Sundstrom.........................     58     Director
Gerald V. Weiner.........................     56     Director /President, CEO
Connie Binkowski.........................     61     Senior Vice President
James F. May.............................     47     Vice President Finance/
                                                       Operations Cashier

     The term of office for all directors is one year. The directors are elected at the annual meeting of the shareholders of the bank. All executive officers are appointed to their respective positions for a one year period by the board of directors at the annual meeting of the bank.

Business Background of Directors and Executive Officers
-------------------------------------------------------

     Richard E. Bates (Director/Senior Vice President): Mr. Bates has been employed at Security National Bank since July, 1974. He is currently a member of the Board of Director and Senior Vice President/Loans and Credit Administration. He also serves as Secretary of the Board of Directors Loan Committee. Previous to this he worked for Wisconsin Finance Corporation, Madison, Wisconsin. He is a graduate of the University of Wisconsin-Eau Claire with a major in Business Administration. Mr. Bates attended the University of Wisconsin Graduate School of Banking and has attended numerous banking schools and seminars. He is active in community affairs, currently serving as President of the Pepin County Economic Development Corporation. He is active in the Durand Lions, Commercial Club and served as a director of Chippewa Valley Hospital and Oakview Care Center.

     Jerry M. Bauer (Director): Jerry M. Bauer has served as a director since 1992. He currently serves as the Chairman of the Loan Committee, a member of the Employee Relations and Compensation Committee, and as a director of Security Durand Corporation, a wholly owned subsidiary of the bank. Mr. Bauer has been President of Bauer Built, Incorporated since 1976. Bauer Built is a distribution of new and retreaded tires and related products and services throughout the Midwest, and a distributor of petroleum products in West Central Wisconsin. He also was elected to serve on the Board of Directors of Marten Transport, LTD of Mondovi, Wisconsin in January 1997. He is currently on their Compensation and Audit Committee.

     Connie Binkowski (Senior Vice President): Ms. Binkowski has been employed at Security National Bank since May, 1956. She is currently Senior Vice President/Retail Banking and Human Resources. She has had experience in many areas of the bank, including teller, secretarial, deposit and loan functions, general operations, and employee benefits and administration. Ms. Binkowski has attended numerous banking seminars and workshops covering areas of bank regulatory changes, new financial services and bank products. She has been active in community activities and served as a Board Member of the Chippewa Valley Technical College from 1986 to 1993.

     Robert Davidian (Director): Mr. Davidian has served as a director since 1993. He currently serves as Chairman of the Employee Relations and Compensation Committee, and as a member of the Audit and Compliance Committee. Mr. Davidian graduated from the University of Wisconsin-River Falls with a Bachelor of Science and Arts Degree in 1978, and from the University of Washington, Seattle with a Master of Fine Arts in 1980. He is the Accounting Manager for Shandwick International, a public relations organization with sixty-five offices worldwide.

     Carole Komro (Director): Ms. Komro has served as a director since 1993. She currently serves on the Audit and Compliance Committee, and as Chair of the Investment and Asset/Liability Committee. Ms. Komro is a life-long resident of the Durand area and a graduate of Sacred Heart School, Lima. In 1960 she and her husband, Jack, founded Komro Sales and Service, Inc., an agricultural automation company where she is still employed. They also operated a dairy and cash crop farm for 37 years. She has been active in community affairs, serving on the Pepin County Diary Promotion Committee, the church choir and altar society, and many other volunteer projects.

     Gerald L. Levenske (Director): Mr. Levenske has served on the board since 1991. He currently serves on the Loan Committee, and the Investment and Asset Liability Committee. Mr. Levenske is Executive Vice President and General Manager of Nelson Telephone Cooperative, Inc. and its subsidiaries. Nelson Telephone Cooperative, Inc. is a rural telephone cooperative headquartered in Durand, Wisconsin. The primary purpose of the Cooperative is to provide telecommunications services to its members. Levenske has served on numerous national telephone industry committees and boards. He has been a resident of the Durand area for 19 years.

     James F. Mayo (Vice President Finance/Operations, Cashier): Mr. Mayo has been employed at Security National Bank since April, 1999. He is currently Vice President/Finance/Operations and Cashier. He also serves as Secretary to the Board of Directors, and the Audit and Compliance, and Investment and Asset/Liability Committees of the board. Previous banking positions include serving as Executive Vice President at American Bank, and various positions at Norwest Bank and Community State Bank, all in Eau Claire. Mr. Mayo is a graduate of the University of Wisconsin-Eau Claire with a degree in Business Administration. He has attended numerous banking schools and seminars.

     T.L. Schiefelbein (Director/Chairman): Mr. Schiefelbein has served as a director since 1967 and was President and Chief Executive Officer of Security National Bank from January 1971 to December 1998. He is currently Chairman of the Board and serves on the Loan Committee, the Investment and Asset/Liability Committee, and as a director of Security Durand Corporation, a wholly owned subsidiary of the bank. He graduated from the University of St. Thomas with a degree in Business and from the Graduate School of Banking at the University of Wisconsin-Madison in 1967. He has served on a number of committees of the American Bankers Association and the Wisconsin Bankers Association (WBA) and as President of the WBA in 1988.

     Gerald Sundstrom (Director): Mr. Sundstrom has served as a director since 1991. He currently serves on the Audit and Compliance Committee, the Employee Relations and Compensation Committee, and as a director of Security Durand Corporation, a wholly owned subsidiary of the bank. Mr. Sundstrom is a practicing Certified Public Accountant (CPA). He graduated from the University of Wisconsin-Eau Claire in 1964. Between 1964 and 1981 he held various accounting positions in industry and the public accounting profession. He began his own CPA practice in Durand, Wisconsin in 1981.

     Gerald V. Weiner (Director /President, CEO): Mr. Weiner was elected to the Board of Directors, President and Chief Executive Officer (CEO) in January, 1998. Previous positions include President and CEO of Badgerland FCS, Madison; President and CEO of Norwest Bank-Eau Claire and Community State Bank in Eau Claire; and various positions at banks in Mosinee and Wausau, Wisconsin. Mr. Weiner has served as President of the Eau Claire Area Chamber of commerce and on the Board of Directors of numerous economic development organizations. He has also been active in many community and civic activities. Mr. Weiner is a Cum Laude graduate of the University of Wisconsin-Eau Claire and received the UW-Eau Claire Alumni Distinguished Service Award in August, 1993.

Executive Compensation
----------------------

     The following table outlines the annual compensation and estimated annual benefits payable upon retirement for the years listed to Gerald V. Weiner and T.L. Schiefelbein for services rendered in their capacity as President of the bank. No other bank officer had a total annual salary and bonus which exceeded $100,000 during the fiscal years listed. Upon his retirement in 1997, in recognition of his 27 years of service as President and CEO of the bank, Mr. Schiefelbein received a deferred severance payment of $64,576.

     For purposes of the table, "Salary" includes salary only, and the amounts listed for 1999 are projected totals.

                           Summary Compensation Table
                           --------------------------

Name and Principal Position        Year         Salary ($)       Bonus ($)
---------------------------        ----         ----------       ---------
Gerald V. Weiner, President        1999         $132,000          $40,000
Gerald V. Weiner, President        1998         $120,000            -0-
T.L. Schiefelbein, President       1997         $144,000          $24,000
T.L. Schiefelbein, President       1996         $129,942          $21,000

Director Compensation
---------------------

     Directors are paid $8,400 per year. Certain adjustments may be made for missed meetings and additional committee meetings attended. Richard E. Bates and Gerald V. Weiner, as inside directors, are not paid directors fees.

Board Review of Management Compensation
---------------------------------------

     The entire board of directors reviews and determines the compensation for the officers of the bank. The executive officers that are members of the board of directors and thus participate in the decisions concerning compensation are Gerald V. Weiner and Richard E. Bates.

Principal Shareholders
----------------------

     The following table sets forth certain information regarding the beneficial ownership of the bank's common stock based on the number of shares outstanding as of April 2, 1999, by

     (a) each person who is known to the bank to own beneficially more than five (5%) of the bank's outstanding stock;

     (b)  each of the bank's directors;

     (c)  each of the bank's executive officers; and

     (d)  all Directors and executive officers of the bank as a group.

     Beneficial Ownership" is defined below. The address of each director and executive officer is 212 W. Prospect Street, Durand, WI 54736-1123.

                                       Number of Shares     Percentage of Shares
Name                                  Beneficially Owned     Beneficially Owned

Richard E. Bates.....................         70                    *
Jerry M. Bauer.......................        559                   4.7%
Robert Davidian......................        156                   1.3%
Carole Komro.........................        133                   1.1%
Gerald L. Levenske...................         10                    *
T.L. Schiefelbein....................        850                   7.1%
Gerald Sundstrom.....................         32                    *
Gerald V. Weiner.....................         20                    *
James F. Mayo .......................      -----                  ----
Connie Binkowski.....................         72                    *
Directors and executive officers
as a group...........................      1,902                  15.9%

* Less than one percent (1%).

     "Beneficial ownership" is determined in accordance with Securities and Exchange Commission ("SEC") Rule 13d-3, which generally provides that an individual is considered to beneficially own any stock held by his or her spouse, children or relatives who share the same home as the individual, and stock over which the individual exercises voting or investment control, for example, as trustee of a trust or a president of a corporation.

Description of the Stock of the Bank
------------------------------------

     As of the date hereof, the bank is authorized to issue 12,000 shares of common stock, all of one class, of which 12,000 shares are issued and outstanding. The bank has approximately 205 shareholders of record. For further information about the stock, see "COMPARISON OF BANK STOCK WITH HOLDING COMPANY STOCK."

Transactions with Related Parties
---------------------------------

     The bank has had in the ordinary course of business, and will continue to have in the future, banking transactions such as personal and business loans with its directors and officers. Such loans are now and will continue to be on the same terms, including collateral and interest rate, as those prevailing at the same time for comparable transactions with others of similar credit standing and do not and will not in the future involve more than normal risks of collectibility or present other unfavorable features.

     At no time during 1996, 1997, 1998, and 1999 did or has the maximum aggregate direct and indirect extensions of credit to such persons and to such businesses in which such persons are interested, as a group, exceed ten percent (10%) of the bank's capital. From time to time, the bank has entered into nonbanking business transactions with entities with which some of its directors are affiliated. Those transactions have been at arm's length and have been at competitive prices.

Indemnification of Directors and Officers
-----------------------------------------

     Wisconsin law governing indemnification of the bank's directors, officers, and employees is substantially similar to the law governing indemnification of the holding company's directors, officers, and employees. For a brief discussion of that law, see "SECURITY FINANCIAL SERVICES CORPORATION -- Certain Anti-Takeover and Indemnification Provisions."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the bank pursuant to the foregoing provisions, or otherwise, the bank has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act.

     The bank's Articles of Association provide that directors and officers will be indemnified to the fullest extent permitted by law for all reasonable expenses and against all liability asserted against, incurred by or imposed on him or her in connection with any action, suit or proceeding, based on his or her actions as a director or officer or, while a director or officer, by his or her service at the bank's request as a director, officers, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise, including service to an employee benefit plan. If the director or officer is not successful on the merits, he or she will not be indemnified:

     1. For a breach or failure to perform a duty to the Association if the breach or failure to perform constitutes:

          o a willful failure to deal fairly with the Association or its stockholders in connection with the matter in which the director or officer has a material conflict of interest;

          o a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

          o a transaction from which the director or officer derived an improper personal benefit; or

          o    willful misconduct; or

     2. Against expenses, penalties or other payments incurred in an administrative proceeding instituted by an appropriate bank regulatory agency which proceeding results in a final order assessing civil money penalties or requiring affirmative action by the officer or director in the form of payments to the Association.

Shares of the Stock Owned or Controlled by Management
-----------------------------------------------------

     As of the date hereof, the executive officers and directors of the bank own or control, directly or indirectly, 1,902 shares of the stock, or 15.9% of the total bank stock outstanding. To the knowledge of the holding company no person above named has any material interest in the transaction proposed by the reorganization, direct or indirect, other than in their status as shareholders.

Recommendation of the Bank's Board of Directors
-----------------------------------------------

     The Board of Directors of the bank recommends that all shareholders vote to approve the reorganization. The decision of the Board of Directors of the bank to recommend the reorganization to the shareholders is based on their belief that the bank's affiliation with the holding company is in the best interest of the bank and its shareholders.

     Such belief is based on a number of factors, including recent and historical transactions in the bank's capital stock, the Board of Directors' knowledge of the business, operations, properties, assets, earnings and prospects of the bank, and the advantages provided by a holding company corporate organizational structure. The advantages provided by the holding company structure are as follows:

     o The holding company can purchase its own stock from shareholders. Therefore, it can provide a potential market for the stock of the holding company. National banks are severely restricted in their ability to purchase their own stock from shareholders. This is the single most important advantage to a bank holding company.

     o The holding company will be able to respond efficiently to changes in the law governing banks and bank-related activities.

     o Although the Board of Directors has no intention of acquiring other banks at this time, the holding company will be able to more easily acquire other banks and operate them as branches of Security National Bank or as separate banks in areas not now served by Security National Bank.

     o The holding company will be able to meet future bank capital needs by having the holding company take out loans which are repaid by nontaxable bank dividends.

     o It will allow the holding company and bank to compete more effectively with other bank holding companies.


The Board of Directors of the bank did not attach a relative weight to the factors it considered in reaching its decision, but considering all factors made the determination to recommend the reorganization to the shareholders. See "THE REORGANIZATION -- Reasons for the Reorganization" for a thorough discussion of the factors that the Board relied upon in making its recommendations.

                              FINANCIAL INFORMATION

     Financial statements, prepared in accordance with generally accepted accounting principles and dated December 31, 1998 and June 30, 1999, accompany this Prospectus.

                            COMPARISON OF BANK STOCK
                           WITH HOLDING COMPANY STOCK

Authorized Shares and Par Value
-------------------------------

     The bank is authorized to issue 12,000 shares of capital stock, all of one class, designated as common stock, of which 12,000 shares are issued and outstanding. The holding company is authorized to issue 24,000 shares of capital stock, all of one class, $100.00 par value, designated as common stock. No holding company stock has been issued. Either the bank or the holding company could increase the amount of authorized stock at any time by an amendment to its Articles of Incorporation approved by its shareholders.

     The holding company will issue 12,000 shares in the reorganization. The holding company has no specific plans at this time regarding the sale or distribution of any of its 12,000 additional authorized but unissued shares. The excess 12,000 shares have been authorized at this time to provide the holding company with greater flexibility to expand or diversify its business in the future. The holding company's Articles of Incorporation provide that authorized but unissued stock of the holding company may not be sold or issued by the holding company except on a majority vote of the entire Board of Directors. However, this requirement does not apply to any shares repurchased by the holding company from existing shareholders, which are known as "treasury shares."

     The shareholders of the holding company will be granted preemptive rights under Wisconsin law to acquire additional shares of holding company common stock that may be issued in the future.. The exercise of preemptive rights will allow a shareholder to maintain his or her proportionate ownership interest in the holding company. When new common stock is to be issued, a shareholder having preemptive rights may purchase his or her pro rata share of the offering before any shares are offered to others. For example, a shareholder who owns 240 shares of the total 12,000 shares of holding company stock that will be outstanding after the Reorganization owns 2% of the holding company's stock. If the holding company should offer additional common stock for sale in the future, such a shareholder will be entitled to purchase 2% of the amount of common stock being offered. Any fractional shares produced by the application of preemptive rights will be rounded up to the next whole share.

     There are circumstances under which preemptive rights are not applicable. Under Wisconsin law, a shareholder of the holding company will not have preemptive rights with respect to the shares enumerated below. However, except for treasury shares, the Board does not presently intend to issue any shares where preemptive rights are not applicable.

     1. Shares issued as compensation to directors, officers or employees of the holding company or its affiliates. No such shares are anticipated at this time.

     2. Shares issued to satisfy conversion or option rights created to provide compensation to directors, officers or employees of the holding company or its affiliates. No such shares are anticipated at this time.

     3. Shares authorized in the holding company's Articles of Incorporation that are issued within six months of the effective date of incorporation. The holding company's Board of Directors has no intention of issuing additional shares of stock within six months of the effective dated of incorporation.

     4. Shares sold for other than money or an obligation to pay money. No such shares are anticipated at this time.

     5. Treasury shares. These are shares of holding company stock that were issued to shareholders but have been subsequently repurchased by the holding company. The holding company has no treasury shares at this time. However, the Board of Directors of the holding company generally intends to purchase holding company stock from shareholders as and when it becomes available from time to time for fair value as determined by the Board, and any such shares held by the holding company will become treasury shares. This intention is not a commitment or offer to purchase holding company stock.

Voting Rights
-------------

     Each share of bank stock has one vote on all matters presented to the shareholders of the bank. Each act by the shareholders of the bank requires a majority vote, except as otherwise provided in the Articles of Association, Bylaws or by law. The bank's Articles of Association require a two-thirds majority in order to amend. The bank's Bylaws require a majority vote in order to amend the Bylaws. Bank shareholders are entitled to cumulative voting in the election of directors.

     Each share of the holding company stock has one vote on all matters presented to the shareholders of the holding company. Each act by the shareholders of the holding company requires a majority vote, except as otherwise provided by the Articles of Incorporation or law. The holding company Articles of Incorporation require a 75% affirmative vote of the shares outstanding in order to amend, alter, or repeal the provisions of the holding company's Article 5. The holding company will not have cumulative voting in the election of directors.

     There are some differences in the voting requirements imposed by the federal banking laws which govern the bank as compared to the Wisconsin general corporate laws which govern the holding company. For example, under federal banking law, a shareholder vote of two-thirds of the outstanding bank stock is required to approve a bank merger. Under the Wisconsin Business Corporation Law, however, a vote of the majority of the outstanding holding company stock can approve a holding company merger. Additionally, under the Wisconsin Business Corporation Law, a vote of the majority of the outstanding holding company stock can amend the holding company's Articles, whereas under federal banking law, a two-thirds vote of shareholders is required to amend the bank's articles of association.

     All of the directors of the bank are elected at each annual meeting. Currently, the shareholders of the bank elect the bank's Board of Directors at the bank's annual meeting of shareholders held on the 3rd Tuesday in April of each year or, if that date falls on a legal holiday in the state of Wisconsin, the next banking day. Bank shareholders exercise direct control over the bank's affairs by election of the bank's directors and by the right to vote on other bank matters from time to time. Bank directors may be removed by the affirmative vote of a two-thirds majority of the outstanding shares entitled to vote for the election of such director, taken at the bank's annual meeting or at a special meeting called for that purpose.

     If the proposed reorganization is consummated, the shareholders who receive holding company stock will elect the holding company Board of Directors. The Board of Directors of the holding company will consist of between five and ten directors, with the exact number of directors to be determined from time to time by resolution adopted by a majority of the directors. The Board will initially consist of eight members. The Board will be divided into three classes as nearly equal in number as possible. Each year, the term of office of one class of directors will expire. This means that of the initial directors, the term of one class will expire at the first annual meeting of the holding company's shareholders, the term of the second class will expire at the second annual meeting, and the term of the third class will expire at the third annual meeting. After the initial terms of one, two and three years, respectively, each class of directors will serve a three-year term ending in a successive year. The holding company's directors will be elected annually by the shareholders of the holding company.

     The officers of the holding company will be elected annually by the holding company Board of Directors. The officers of the holding company will vote the shares of bank stock held by the holding company, and therefore will elect the bank Board of Directors, acting pursuant to the instructions of the Board of Directors of the holding company.

     There is no requirement that the Boards of the bank and of the holding company be identical. Shareholders of the holding company will exercise direct control over the holding company by election of the holding company directors and by other voting rights, and therefore will exercise indirect control over the bank. The direct control of the bank stock will be exercised by the holding company Board of Directors, who are obligated to act in the best interests of the holding company shareholders.

Dividends
---------

     The bank has paid cash dividends on its common stock each year since 1946, and expects to continue to pay dividends in the future. Recent dividends have been as follows:

                                                  Dividend
               Year Paid                          Per Share
               ---------                          ---------
                  1993                               42
                  1994                               50
                  1995                               50
                  1996                               55
                  1997                               60
                  1998                               75
                  1999                               85

     It is the intention of the Board of Directors of the holding company to pay cash dividends on its common stock at least annually. Substantially all of the holding company's assets will consist of its investment in the bank. Immediately after the reorganization, the availability of funds for dividends to be paid by the holding company will depend primarily upon the receipt of dividends from the bank. Dividends of the holding company will also be dependent on future earnings, the financial condition of the holding company and its subsidiaries, and other factors.

     Whether the dividends, if any, paid by the holding company in the future will be equal to, less than, or more than the dividends paid by the bank in the past cannot be predicted. However, it is unlikely that dividends paid by the holding company in the initial few years of operation would be significantly larger than the dividends paid by the bank in prior years, and such dividends may not be as large. If the holding company incurs indebtedness, such as expenses for the reorganization or a loan to purchase holding company stock, bank dividends received by the holding company will be applied toward that indebtedness, at least in part, rather than be paid to holding company shareholders as dividends from the holding company.

     Under applicable national banking law, the bank is restricted as to the maximum amount of dividends it may pay on its common stock. A national bank may not pay dividends except out of undivided profits. Additionally, a national bank may not pay any dividend until an amount equal to at least 10% of net income for the preceding two consecutive half years has been transferred to surplus. Such transfers are required until the surplus fund equals 100% of the bank's common capital. A bank's ability to pay dividends may also be restricted in the event that losses in excess of undivided profits have been charged against surplus and in certain other circumstances. Federal regulators have authority to prohibit a bank from engaging in any action deemed by them to constitute an unsafe or unsound practice, including the payment of dividends. In addition to the foregoing, Wisconsin business corporations such as the holding company are prohibited by Wisconsin law from paying dividends while they are insolvent or if the payment of dividends would render them unable to pay debts as they come due in the usual course of business.

Market for the Stock
--------------------

     In General: As of April 2, 1999, the bank had 205 shareholders of record. No established public trading market exists for the bank stock. The stock is infrequently traded, and the current market for the stock is limited. The bank is prohibited by law from holding or purchasing more than 10% of its own shares except in limited circumstances.

     Similarly, there will be no established public trading market for holding company stock. Unlike the bank, however, the holding company will generally be able to purchase its own shares. In some circumstances, a bank holding company may not purchase its own shares without giving prior notice to the Federal Reserve Board. Specifically, if the holding company desires to purchase as much as 10% (in value) of its own stock in any 12-month period, it may be required in some instances to obtain approval for so doing from the Federal Reserve Board. Otherwise, the holding company is restricted by sound business judgment, its prior commitments, and the consolidated financial condition of the holding company and its subsidiaries. In no event may a Wisconsin corporation purchase its own shares when the corporation is insolvent or when such a purchase would make it insolvent.

     Although the holding company may generally, in the Board's discretion, purchase shares of its stock, it is not obligated to do so.

     Consent of Holding Company Generally Required to Transfer Shares. Pursuant to Article 5(b) of the holding company's Articles of Incorporation, a shareholder cannot sell, assign or in any way dispose of or alienate his or her shares without prior written consent of the holding company. Prior written consent is not required for:

     1. a transfer between a shareholder and his or her spouse or children, including stepchildren or any lineal descent thereof, his or her parents, and his or her sibling(s); and

     2. any pledge or hypothecation of stock. However, in both cases, the person who receives the transferred stock will be bound by the restrictions on transfer contained in the holding company's Article 5(b).

     If a shareholder decides to transfer any of his or her shares without the holding company's prior written consent, then the shares to be transferred are subject to the holding company's right-of-first-refusal, discussed below.

     Right-of-First-Refusal.  Pursuant  to  Article  5(b)  of  its  Articles  of
Incorporation, the holding company will have a "right-of-first-refusal" to purchase any shares of its stock at the price and on the terms and conditions offered to any holding company shareholder by a prospective purchaser. Shareholders should refer to Article 5(b) of the Articles of Incorporation, attached as Exhibit D. The following description is not a comprehensive statement of the terms of the holding company's right-of-first-refusal.

     Summary of the Provision. The right-of-first-refusal will apply to all sales, assignments, or dispositions of any right, title or interest in or to holding company shares, whether voluntary or by operation of law, except for:

     1.   any pledge of holding company stock, and

     2.   transactions between a shareholder and:

          a) his or her spouse or children, including stepchildren (or any lineal descendant thereof);

          b)   his or her parent(s); and

          c)   his or her sibling(s).

     Transferees in either of the transactions described in (1) or (2) will be subject to the holding company's right-of-first-refusal. The holding company is not obligated to make any purchases of the holding company stock, but may do so at the discretion of its Board of Directors.

     If a shareholder wants to dispose of any portion of his or her shares of holding company stock, other than in a transaction of the type described in (1) or (2) above, without first obtaining the written consent of the holding company, the holding company's right-of-first-refusal applies. The right of first refusal operates as follows:

     1. The shareholder that wants to dispose of his or her shares must give the holding company written notice of his or her intent to do so, stating:

          o    the identity of the proposed transferee of the shares,

          o    the number of shares the shareholder proposes to transfer,

          o    the proposed consideration for the shares, and

          o the other terms and conditions of the proposed transfer of the shares.

     2. The shareholder must give the holding company a copy of the written offer.

     3. The holding company has a right-of-first-refusal to acquire all, but not less than all, of the shares to be disposed of for the consideration and on the other terms and conditions offered by the proposed transferee. These terms and conditions must be contained in the written notice given to the holding company by the shareholder.

     4. The holding company must exercise its right to acquire the shares to be disposed of by giving written notice to the shareholder, indicating the number of shares it will acquire, within forty-five (45) days following receipt of the written notice from the shareholder.

     5. If the holding company does not exercise its acquisition rights within that time period, the shareholder will be free for forty-five (45) days to transfer all of the shares to be disposed of to the transferee identified in the written notice to the holding company, at the same consideration and on the same terms and conditions set forth in the notice.

     6. After giving notice of the intended transfer, the shareholder may not participate as an officer, director or shareholder of the holding company with respect to the holding company's decision on whether or not to acquire the shares to be disposed of, unless requested by the other shareholders holding a majority of the holding company's outstanding shares of stock, not including the shares held by the selling shareholder.

     7. As a condition precedent to the effectiveness of any transfer of holding company shares, the transferee must agree in writing to be bound by all of the terms and conditions of the holding company's right-of-first-refusal.

     Each certificate representing shares of holding company stock shall bear a legend in substantially the following form:

          "The shares represented by this certificate and any sale, transfer, or other disposition thereof are restricted under and subject to the terms and conditions contained in Article 5 of the Corporation's Articles of Incorporation, a copy of which is on file at the offices of the Corporation."

     The provisions of the holding company's Articles of Incorporation relating to this right-of-first-refusal may not be amended, altered or repealed except by the affirmative vote of the holders of at least 75% of the shares of holding company stock.

     Potential Anti-Takeover and Other Effects. The holding company's right of first refusal may reduce the ability of third parties to obtain control of the holding company. In particular, the holding company's right to match the price offered by a prospective buyer might make acquisitions of large blocks of holding company stock by other buyers more difficult. The right-of-first-refusal might also discourage tender offers, proxy contests, or other attempts to gain control of the holding company through the acquisition of voting stock.

Shareholders who might support the takeover of the holding company in a given situation could only amend, alter or repeal the right-of-first-refusal provision by obtaining an affirmative vote of 75% of the issued and outstanding shares.

     Because of these effects, this provision may render removal of current management by a new owner less likely. This could be the case whether or not such removal would be beneficial to shareholders generally. This provision may also limit shareholder participation in transactions such as tender offers.

     Whether the right-of-first-refusal serves as an advantage to management or to shareholders depends on the particular circumstances. In a hostile tender offer, for example, members of management and shareholders who support the present ownership may benefit from the provision, while shareholders that want to participate in the tender offer or that want to remove management might be disadvantaged.

     Reasons for the Right-of-First-Refusal. The Boards of Directors of the holding company and the bank believe that giving the holding company a right-of-first-refusal to purchase shares of its stock is in the best interests of the holding company and its shareholders and the bank. One of the purposes of forming a holding company for the bank is to enable the bank to continue under local control. The proposed right-of-first-refusal effectuates this purpose by providing a mechanism for assuring local control of the holding company and the bank.

     The proposal is not the result of bank management's knowledge of any specific effort to obtain control of the bank by means of a merger, tender offer, solicitation in opposition to management or otherwise. Nevertheless, the Boards of Directors are concerned that, without this provision and the other anti-takeover provisions described in this prospectus-proxy statement, local control of the bank may not be achieved over the long term.

Value
-----

     As of April 30, 1999, the per share book value of the bank stock, according to the bank's internal financial statements, was $1,553.07.

     To the best knowledge of the bank, there have been 101 different transfers of bank stock, involving a total of 3,696 shares of bank stock, between January 1, 1995, and the date of this prospectus-proxy statement.

     The following is a listing of sales of bank stock known to the bank since January 1, 1995.

     DATE                         SHARES                   PRICE PER SHARE
     ----                         ------                   ---------------
    6/3/95                           6                         Unknown
    6/3/95                           3                         $850.00
    6/29/95                         35                         $750.00
    7/29/95                          3                         Unknown
    8/16/95                         15                         Unknown
    10/24/95                        20                         $880.00
    3/27/96                         10                         Unknown
    7/26/96                        250                         Unknown
    12/20/96                       100                         Unknown

     DATE                         SHARES                   PRICE PER SHARE
     ----                         ------                   ---------------
    12/18/97                         2                       $1,200.00
    12/18/97                         5                       $1,500.00
    12/18/97                        10                       $1,500.00
    3/23/98                        100                       $1,500.00
    6/18/98                         10                         Unknown
    8/22/98                          3                         Unknown
    2/24/99                          5                       $1,800.00

     23 sales were conducted between non-family members, and 8 sales were conducted between family members. The 70 remaining transfers of bank stock did not involve a sale of the stock.

     At least initially, the value of one share of holding company stock will be approximately equal to the value of one share of bank stock because each shareholder will receive one share of holding company stock for each share of bank stock. There is no assurance, however, that those values will remain equivalent, particularly if the holding company should acquire another bank or establish a non-banking subsidiary to conduct a banking-related business. Bank stock will not reflect the value of any other holding company subsidiaries that may be established in the future.

Other
-----

     Liquidation Rights. The Shareholders of the bank and the holding company are entitled to share pro rata in the net assets of the organization, after payment of all liabilities, if the organization is ever liquidated.

     Conversion Rights. Neither the bank stock nor the holding company stock is convertible into any other security.

     Call. Neither the bank stock nor the holding company stock is subject to any call or redemption rights on the part of the organization.

     Assessability. All of the bank and holding company stock issued or to be issued is or will be fully paid and nonassessable, except as provided by law. The Wisconsin Business Corporation Law imposes a statutory liability on shareholders of every corporation up to an amount equal to the par value of their shares, and to the consideration for which their shares without par value were issued, for all debts owing to employees of the corporation for services performed for such corporation, but not exceeding six months' service in any one case.

                           SUPERVISION AND REGULATION

General
-------

     Financial institutions and their holding companies are extensively regulated under federal and state law. Consequently, the growth and earnings performance of the holding company and the bank can be affected not only by management decisions and general economic conditions, but also by the statutes administered by, and the regulations and policies of, various governmental regulatory authorities including, but not limited to, the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Comptroller of the Currency, federal and state taxing authorities, and the Securities and Exchange Commission. The effect of such statutes, regulations and policies can be significant, and cannot be predicted with a high degree of certainty.

     Federal and state laws and regulations generally applicable to financial institutions and their holding companies regulate, among other things, the scope of business, investments, reserves against deposits, capital levels relative to operations, the nature and amount of collateral for loans, the establishment of branches, mergers, consolidations and dividends. The system of supervision and regulation applicable to the holding company and the bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the Federal Deposit Insurance Corporation's deposit insurance funds and the depositors, rather than the shareholders, of the bank.

     The following references to material statutes and regulations affecting the holding company and the bank are brief summaries and do not purport to be complete, and are qualified in their entirely by reference to such statutes and regulations. Any change in applicable law or regulations may have a material effect on the business of the holding company and the bank.

Banking Regulation
------------------

     The holding company, if the reorganization is successful, will be a bank holding company subject to the supervision of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. In accordance with Federal Reserve Board policy, the holding company will be expected to act as a source of financial strength to the bank and to commit resources to support the bank in circumstances where the holding company might not do so absent such policy. As a bank holding company, the holding company will be required to file with the Board of Governors annual reports and such additional information as the Board of Governors may require pursuant to the Bank Holding Company Act. The Board of Governors may also make examinations of the holding company and its subsidiary.

     The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Board of Governors before it may acquire direct or indirect ownership of more than five percent (5%) of the voting securities or substantially all of the assets of any bank. The Bank Holding Company Act limits the activities by bank holding companies to managing, controlling, and servicing their subsidiary banks and to engaging in certain non-banking activities which have been determined by the Board of Governors to be closely related to banking. Similarly, the Bank Holding Company Act, with specified exceptions relating to permissible non-banking activities, forbids holding companies from acquiring voting control of any company which is not a bank. "Voting Control" generally means 25% or more of the voting power. Some of the activities that the Board of Governors has determined by regulation to be closely related to banking are making or servicing loans, leasing real and personal property where the lease serves as the functional equivalent of an extension of credit, making investments in corporations or projects designed primarily to promote community welfare, acting as an investment or financial advisor, providing data processing services, and acting as an insurance agent or broker, as those activities are defined and limited by the regulation.

     Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Federal Reserve Act on any extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower. Further, under the Act and regulations of the Board of Governors, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of any property or services. The Board of Governors possesses cease and desist powers over bank holding companies and their non-banking subsidiaries if their actions represent an unsafe or unsound practice or a violation of law.

     The bank is a national bank and is subject to the supervision and examination of the Comptroller of the Currency. The bank is a member of the Federal Deposit Insurance Corporation. Areas subject to regulation by the authorities include reserves, investments, loans, mergers, issuance of securities, payment of dividends, establishment of branches, and other aspects of banking operations.

Capital Requirements for the Holding Company and the Bank
---------------------------------------------------------

     The Federal Reserve Board and the Comptroller of the Currency use capital adequacy guidelines in their examination and regulation of bank holding companies and banks. If capital falls below minimum guideline levels, a bank holding company may, among other things, be denied approval to acquire or establish additional banks or non-bank businesses.

     The Federal Reserve Board and the Comptroller of the Currency's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies and banks: a risk-based requirement expressed as a percentage of total risk-weighted assets, and a leverage requirement expressed as a percentage of total assets. The risk-based requirement consists of a minimum ratio of total capital to a total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of stockholders' equity). The leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly rated companies, with minimum requirements of 4% to 5% for all others.

     As of March 31, 1999, the bank's Tier 1 risk-based ratio was approximately 26.73%, its total risk-based capital ratio was approximately 26.73%, and its leverage ratio was approximately 51.63%.

     The risk-based and leverage standards presently used by the Federal Reserve Board and the Comptroller of the Currency are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions, which means Tier 1 capital less all intangible assets, well above the minimum levels.

     The Federal Reserve Board's regulations provide that the foregoing capital requirements will generally be applied on a bank-only rather than a consolidated basis in the case of a bank holding company with less than $150 million in total consolidated assets.

Liquidity Requirements for Holding Company and Bank
---------------------------------------------------

     Generally, under federal banking law, a national bank may purchase and sell for its own account three different types of investments. A bank may purchase and sell an unlimited amount of Type 1 securities--that is, obligations of the United States or general obligations of a state or a political subdivision of a state--subject only to the exercise of prudent banking judgment. A bank may purchase for its own account Type II and III securities, when in its prudent business judgment it believes that the obligator will, among other things, be able to meet all debt service obligations and that the security is readily marketable. A bank may not hold Type II and III securities of any one obligator in a total amount in excess of 10% of the bank's capital and surplus. Type II securities include general obligations of a state or a political subdivision or any agency of a state or political subdivision for housing, university or dormitory purposes.

     The Comptroller of the Currency does not have any specific requirements as to a bank's liquidity adequacy. Rather, the Comptroller of the Currency reviews a number of different factors to determine whether a bank's liquidity is adequate. These factors include, among other things, the bank's capital adequacy (this factor is discussed in more detail above in the section titled "Capital Requirements for holding company and bank"), its funds management practices, its core deposits, its volatile deposits (generally, deposits that are not insured), its liquid assets and whether the funding meets of the bank. The bank believes that its present liquidity is adequate.

     The Federal Reserve Board's Regulation Y does not impose specific liquidity requirements on bank holding companies. However, a key principle underlying the Federal Reserve Board's supervision of bank holding companies is that such companies should be operated in a way that promotes the soundness of their subsidiary banks. In this regard, a principal objective of a bank holding
company's  funding  strategy  should  be  to  support  capital   investments  in
subsidiaries with capital and long-term sources of funds, and maintain sufficient liquidity and capital strength to provide assurance that any outstanding debt obligations can be serviced and repaid without adversely affecting the condition of the affiliated bank. In addition, there are special rules limiting acquisition of debt in connection with the formation of small holding companies. The Federal Reserve Board requires that new holding companies' debt-to-equity ratio decline to 30% within 12 years after acquisition of a bank and that the holding company will be able to safely meet debt servicing and other requirements imposed by its creditors. The debt-to-equity ratio limitations are generally applied to releveraging transactions except in connection with further bank acquisitions.

Federal Deposit Insurance Corporation Insurance Premiums
--------------------------------------------------------

     The bank will pay deposit insurance premiums to the Federal Deposit Insurance Corporation in 1999 of approximately $10,900.00.

Loan Limits to Borrowers
------------------------

     Generally, under federal banking laws, a national bank may make to any one borrower total loans and extensions of credit not fully secured by collateral having a market value at least equal to the loan in an amount not to exceed 15% of the unimpaired capital and unimpaired surplus of the bank. Generally, the total loans to any one person fully secured by marketable collateral having a value at least equal to the outstanding loan may not exceed 10% of the unimpaired capital and unimpaired surplus of the bank. Bank holding companies are not subject to specific limitations on loans to one borrower. However, bank holding company lending activities require the prior approval of the Federal Reserve Board under Regulation Y.

Regulatory Developments
-----------------------

     On September 23, 1994, the "Riegle Community Development and Regulatory Improvement Act of 1994," also known as the "Riegle Act" was signed into law.
The provisions of Title III of the Riegle Act are intended to reduce the paperwork and regulatory burdens of federally-insured financial institutions and their holding companies. The Riegle Act also gives the federal banking agencies greater flexibility with respect to the implementation and enforcement of certain provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991, including the provisions regarding safety and soundness standards, examination frequency and independent audit requirements.

     In addition, on September 29, 1994, the "Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994," also known as the "Riegle-Neal Act", was signed into law. Effective September 29, 1995, the Riegle-Neal Act allows bank holding companies to acquire banks located in any state in the United States without regard to geographic restrictions or reciprocity requirements imposed by state law, but subject to certain conditions, including limitations on the aggregate amount of deposits that may be held by the acquiring holding company and all of its insured depositor institution affiliates.

     Effective June 1, 1997, the Riegle-Neal Act allows banks to establish interstate branch networks through acquisitions of other banks, subject to certain conditions, including certain limitations on the aggregate amount of deposits that may be held by the surviving bank and all of its insured depository institution affiliates. The establishment of de novo interstate branches or the acquisition of individual branches of a bank in another state (rather than the acquisition of an out-of-state bank in its entirety) is allowed by the Riegle-Neal Act only if specifically authorized by state law. Over time, the provisions of the Riegle-Neal Act may increase competition in the market served by the holding company and the bank.

                              AVAILABLE INFORMATION

     The holding company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement (No. 333-84979) on Form S-4 under the Securities Act of 1933, for the registration of Holding Company stock to be issued in the reorganization. This prospectus-proxy statement constitutes the prospectus that was filed as a part of that registration statement.

     The Bank currently is not subject to the requirements of the Securities and Exchange Act of 1934 ("Exchange Act"), and as a result files no reports or proxy statements with the Commission. Because the holding company's duty to file reports pursuant to the section 15(d) of the Exchange Act arises solely from a registration statement filed by:

     (a)  an issuer with no significant assets;

     (b) in a reorganization of a non-reporting company into a one subsidiary holding company; and

     (c) in which equity security holders receive the same proportional interest in the holding company as they held in the non-reporting issuer, except for changes resulting from the exercise of dissenting shareholder rights under state law, under Reg. ss. 240.12h-3(d), the holding company will not have to file any periodic disclosure reports with the SEC at any time, even during the fiscal year in which the registration statement becomes effective. However, the holding company will voluntarily provide shareholders with reports of the same nature, and with the same frequency, as are currently provided by the bank to bank shareholders.

     The SEC maintains a Web site http://www.sec.gov, that contains filings made electronically with the SEC, including those of the holding company.

                                  LEGAL MATTERS

     Certain legal matters in connection with the reorganization will be passed upon for the holding company and the bank by Boardman, Suhr, Curry & Field LLP, One South Pinckney Street, Madison, Wisconsin 53701-0927.

                                    EXHIBIT A

                      AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT and Plan of Reorganization ("Agreement") is made as of ____________, 1999, by and between THE SECURITY NATIONAL BANK, a national banking association ("Bank"), and SECURITY FINANCIAL SERVICES CORPORATION, a Wisconsin corporation ("Security Financial").

                                    RECITALS

     The parties consider it advantageous to form a one-bank holding company, which will be Security Financial, to own all of the outstanding stock of the Bank. To form the holding company, Security Financial will organize a wholly-owned subsidiary bank, called New Security National Bank, a national banking association ("New Bank"). Bank will then merge with and into New Bank, leaving New Bank as the survivor, and converting the outstanding stock of Bank into stock of Security Financial, so that the shareholders of Bank will become the shareholders of Security Financial.

     This reorganization is comprised of the organization of New Bank and the merger of Bank into New Bank, as the surviving entity (the "merger"). Pursuant to the terms of this Agreement, and a Merger Agreement between Bank and New Bank (to be executed after New Bank is formed), as of the Effective Date of the Merger, each of the then issued and outstanding shares of Bank Common Stock ("Bank Common") will be converted into one share of the authorized but previously unissued common stock of Security Financial ("Security Financial Common").

     NOW, THEREFORE, the parties do adopt this plan of reorganization and agree as follows:

     1. Merger. Subject to compliance with all requirements of law and the terms and conditions set forth in this Agreement, Bank will be merged with and into New Bank.

     (a) Effective Date; Surviving Bank. The Effective Date of this Merger (the "Effective Date") shall be the date specified in a Merger Certification Letter to be issued by the Comptroller of the Currency (the "Comptroller"). At the Effective Date, Bank shall be merged with and into New Bank, the separate existence of Bank shall cease and New Bank, as the surviving corporation (the "Surviving Bank"), shall succeed to and possess all of the properties, rights, privileges, immunities, and powers, and shall be subject to all the liabilities, obligations, restrictions, and duties, of Bank and New Bank.

     (b) Charter Number. With the consent of the Comptroller, the charter number of the Bank prior to the Effective Date shall be the charter number of the Surviving Bank.

     (c) Articles of Association; Name. From and after the Effective Date and until thereafter amended as provided by law, the Articles of Association of the Surviving Bank shall be the Articles of Association of Bank, as amended or restated, and the name of the Surviving Bank shall be that of Bank.

     (d) Bylaws. From and after the Effective Date and until thereafter amended as provided by law, the Bylaws of Bank in effect immediately prior to the Effective Date shall constitute the Bylaws of the Surviving Bank.

     (e) Directors and Officers. From and after the Effective Date and until their respective successors are elected, the members of the Board of Directors and the officers of the Surviving Bank shall consist of those persons who are serving as directors and officers of the Bank immediately prior to the Effective Date.

     (f) Conversion of Stock. As of the Effective Date, by virtue of the merger and without any action on the part of the shareholders of Bank, all of the Bank Common outstanding immediately prior to the Effective Date shall cease to exist and shall be converted into Security Financial Common, at the rate of one (1) share of Security Financial Common for each one (1) share of Bank Common. As of the Effective Date, by virtue of the merger and without any action on the part of the shareholders of New Bank, all of the New Bank common stock outstanding immediately prior to the Effective Date shall cease to exist and shall be converted to 12,000 shares of common stock of the Surviving Bank.

     (g) Transmittal Procedure. Bank will close its transfer records on a date twenty (20) days prior to the Effective Date for a period through and including the Effective Date. When the Effective Date is established, the date of closing of transfer records will also be set, and the shareholders of Bank will be notified of such. Bank will make every reasonable effort to have its shareholders of record tender their certificates for Bank Common to the Exchange Agent at least seven (7) days prior to the Effective Date. Bank will serve as the Exchange Agent for this transaction. On the Effective Date, Security Financial shall provide to Bank, and Bank shall mail or deliver to its shareholders, stock certificates of Security Financial Common to which those shareholders are entitled by reason of the merger; provided, however, that no Security Financial Common certificate shall be mailed or delivered to a Bank shareholder who is eligible to exercise dissenter's rights or who has not delivered to the Bank all certificates of Bank Common owned by such shareholder (or if a certificate has been lost, an indemnity bond or other agreement satisfactory to Security Financial).

     Until so delivered to the Bank, each outstanding certificate which prior to the Effective Date represented shares of Bank Common will be deemed for all purposes to evidence only the right to receive the ownership of the shares of Security Financial Common into which such Bank Common has been converted; provided, however, that until such Bank Common certificates are so delivered to Bank, no dividend payable on Security Financial Common at any time after the Effective Date shall be paid to the holder of such undelivered certificate. Upon the delivery of such certificate after the Effective Date, Security Financial shall pay, without interest, any unpaid dividends by reason of the preceding sentence to the record holder thereof, and Bank shall deliver the stock certificate for Security Financial Common.

     (h) Dissenting Shares of Bank. If any shares of Bank Common are dissenting shares, Bank shall proceed according to applicable law to determine and pay the fair value of those dissenting shares. "Dissenting shares" shall mean each outstanding share of Bank Common as to which the holder has strictly complied with the provisions of applicable law in order effectively to withdraw from Bank and obtain the right to receive the appraised value of his shares of Bank Common.

     As of the Effective Date or the date that the last action is taken to exercise dissenter's rights, whichever is later, dissenting shares shall, by virtue of the merger, cease to represent any ownership interest or ownership rights to the Bank or Security Financial, and shall be converted into the right to receive fair value of those shares as provided by law.

     (i) Business. From and after the Effective Date, the business of the Surviving Bank shall be that of a national banking association, conducted at the offices of Bank where located immediately prior to the Effective Date.

     (j) Assets and Liabilities. From and after the Effective Date, the Surviving Bank shall be liable for all liabilities of New Bank and Bank; and all deposits, debts, liabilities, and contracts of New Bank and Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of New Bank or Bank, shall be those of the Surviving Bank and shall not be released or impaired by reason of the merger; and all rights of creditors and other obligees and all liens on property of either New Bank or Bank shall be preserved unimpaired. Further, all rights, franchises and interests of New Bank and Bank, respectively, in and to every type of property (real, personal and mixed) and choices in action shall be transferred to and vested in the Surviving Bank by virtue of such merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests in every fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by New Bank and Bank, respectively, on the Effective Date.

     (k) Tax Consequences. The parties intend and desire that the merger shall be treated for income tax purposes as a forward triangular merger under Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code. The parties shall act in all respects consistently with that intent.

     (l) Shareholder Approvals. This Agreement and Plan of Reorganization will be submitted to the respective shareholders of Bank and New Bank for ratification and confirmation at shareholder meetings to be called and held in accordance with the applicable provisions of law and the respective Articles of Association and Bylaws of Bank and New Bank. Each shareholder meeting shall be called as soon as reasonably possible. Bank and New Bank will proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise, necessary for consummation of the merger. Security Financial, as sole shareholder of New Bank, shall vote its stock in New Bank to approve the merger and the transactions set forth in this Agreement.

     (m) Regulatory Approvals. The parties shall prepare and submit for filing any and all applications, filings, and registrations with, and notifications to, all federal and state authorities required for the merger to be consummated as contemplated by this Agreement. Thereafter, the parties shall pursue all such applications, filings, registrations, and notifications diligently and in good faith, and shall file such supplements, amendments, and additional information in connection therewith as may be reasonably necessary for the merger to be consummated.

     (n) Merger Agreement. Security National shall form New Bank promptly following execution of this Agreement and shall cause New Bank to execute the Merger Agreement attached to this prospectus as Exhibit A. Within three days after execution by New Bank, Bank shall execute the Merger Agreement.

     2. Representations and Warranties by Bank. Bank represents and warrants to Security Financial that this Agreement has been approved by the Board of Directors of Bank, and upon approval by the shareholders of Bank will be fully authorized by all necessary corporation action.

     3. Representations and Warranties by Security Financial. Security Financial represents and warrants to Bank that the shares of Security Financial Common to be delivered to Bank shareholders pursuant to this Agreement will, upon issuance, be duly and validly authorized and issued and fully paid and nonassessable voting shares, except as otherwise required by law, and will constitute all of the issued and outstanding shares of Security Financial as of the Effective Date.

     4. Closing. Subject to the satisfaction of all closing conditions contained in this prospectus or their waiver, the closing shall occur on the Effective Date, which will be within thirty (30) days after the satisfaction of the last closing condition. The Closing shall take place at the offices of Bank, or at such other place as Security Financial and Bank may hereafter agree.

     5. Conditions to Obligations of Both Parties.

     The obligations of each party to be performed on the Effective Date shall be subject to the following conditions:

     (a) Regulatory Approval. On or before the Effective Date, Bank shall have received the approval from those regulatory agencies whose approval of the merger is required and any mandatory waiting period(s) associated with such approval(s) shall have expired.

     (b) No Litigation. At the Effective Date, no litigation or governmental investigation shall have been commenced or, to the best knowledge of Security Financial or Bank, threatened or proposed, which would have a material, adverse effect on the value of Bank or an adverse effect on the ability of any party to close this transaction, or which arises out of or concerns the transactions contemplated by this Agreement.

     (c) Closing Not Later Than December 31, 1999. The closing of the transactions contemplated hereunder shall have occurred on or before December 31, 1999, unless such date is extended by mutual written agreement of the parties. It is the expectation of the parties to close on December 31, 1999.

     (d) Shareholder Approval. This Agreement shall have been approved and adopted by the shareholders of Bank and of New Bank in such manner as required by law.

     (e) Tax Opinion. The parties shall have received a written opinion of tax counsel that the transactions contemplated by this Agreement and the Merger Agreement will constitute a tax-free reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code with respect to those shareholders of Bank who will receive Security Financial Common in the merger.

     (f) Securities Law Compliance. The Security Financial Common stock to be issued in the merger shall have been registered, qualified or exempted under all applicable federal and state securities laws, and there shall have been no stop order issued or threatened by the SEC or any state that suspends the effectiveness of any such registration, qualification, or exemption.

     6. Conditions to Obligations of Security Financial and New Bank. The obligations of Security Financial and New Bank to be performed on the Effective Date shall be subject to the following conditions:

     (a) Representations and Warranties True; Covenants and Obligations Performed. All representations and warranties of Bank shall be true and correct in all material respects on the Effective Date, and Bank shall have performed all acts required of it under the terms of this Agreement.

     (b) Dissenting Shares. There shall be not more than ten percent (10%) of the total outstanding shares of Bank that as of the Effective Date are eligible to elect dissenter's rights by reason of having complied with the procedures required by applicable law.

     (c) No Material Adverse Change. The assets, business, operations and prospects of Bank shall not have been materially and adversely affected by a loss or destruction not fully compensated by insurance, by any governmental proceeding or action, or by any other event or occurrence, which in the reasonable judgment of Security Financial would defeat or frustrate the purposes of the reorganization or otherwise make the reorganization undesirable.

     7. Conditions to Obligations of Bank. The obligations of Bank to be performed on the Effective Date shall be subject to the following conditions:
All representations and warranties of Security National shall be true and correct in all material respects on the Effective Date, and Security Financial and New Bank shall have performed all acts required of them under the terms of this Agreement.

     8. Additional Covenants of the Parties.

     (a) Cooperation. The parties will fully cooperate with each other and their respective counsels and accountants in connection with any steps to be taken as part of their obligations under this Agreement, including without limitation, the preparation of financial statements and the supplying of information in connection with the preparation of regulatory applications.

     (b) Expenses. All costs and expenses and charges incurred by a party shall be borne by such party, including the fees of their respective accountants and attorneys; provided, however, that if the merger is not consummated for any reason, all costs and expenses incurred by Security Financial and New Bank shall be paid by Bank.

     9. Termination. This Agreement and merger may be terminated and abandoned upon prompt written notice to the other party before the Effective Date, notwithstanding authorization and adoption of this Agreement by the shareholders of one or both of Bank and New Bank:

     (a) By mutual consent of Bank and Security Financial through their Boards of Directors;

     (b) By Bank at any time after December 31, 1999, (or such later date as shall have been agreed to in writing by the parties) if any of the conditions provided for in Paragraphs 5 or 7 of this Agreement have not been met and have not been waived in writing by Bank; or

     (c) By Security Financial at any time after December 31, 1999 (or such later date as shall have been agreed to in writing by the parties) if any of the conditions provided for in Paragraphs 5 or 6 of this Agreement have not been met and have not been waived in writing by Security Financial.

     10. Miscellaneous.

     (a) Assignment. This Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, or pledged in any way, and shall not be subject to execution, attachment, or similar process. Any attempt to assign, transfer, pledge, or make any other disposition of this Agreement or of the rights, interests, and benefits contrary to the foregoing provision, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

     (b) Waiver. No failure or delay of any party in exercising any right or power given to it under this Agreement shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent, or subsequent breach. No waiver of any breach or modification of this Agreement shall be effective unless contained in a writing executed by both parties.

     (c) Entire Agreement. This Agreement supersedes any other representations or agreement, whether written or oral, that may have been made or entered into by Security Financial, Bank, New Bank or by any officer or officers of such parties relating to the acquisition of Bank, or its assets or business, by Security Financial. This Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth in this prospectus.

     (d) Amendment. This Agreement may be modified or amended only by a written agreement executed by duly authorized officers of both parties.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first above written.

ATTEST:                              THE SECURITY NATIONAL BANK


_______________________              By: ______________________________________


ATTEST:                              SECURITY FINANCIAL SERVICES CORPORATION


_______________________              By: ______________________________________

                                    EXHIBIT A

                                MERGER AGREEMENT


     MERGER AGREEMENT ("Merger Agreement") made as of this ____ day of _______________, 1999, by and between Security National Bank, a national banking association ("Bank"), and New Security National Bank, a national banking association ("New Bank").

                                   WITNESSETH

     WHEREAS, Bank and Security Financial Services Corporation ("Security Financial") have entered into an Agreement and Plan of Reorganization dated as of _________ __, 1999 ("Agreement"), pursuant to which Bank has agreed to merge with and into Security Financial's wholly-owned subsidiary, New Bank, in a forward triangular merger; and

     WHEREAS, Bank and New Bank wish to agree on the terms of the merger now that New Bank has been formed;

     NOW, THEREFORE, the parties agree as follows:

     1. Incorporation of Plan of Reorganization. The terms and conditions of the Agreement are incorporated in this prospectus by reference in their entirety, and made a part of this Merger Agreement with the same effect as if New Bank had been a party to the Agreement.

     2. Cooperation. New Bank shall cooperate with Bank to achieve a prompt consummation of the transactions contemplated in the Agreement, and shall perform all actions necessary or convenient to be performed by it for that purpose.

     3. Articles of Association. Effective as of the time this merger shall become effective as specified in the Agreement, the articles of association of that bank resulting from the merger of Bank and New Bank shall read in their entirety as stated in the Bank's Articles of Association.

     4. Capital Stock. The amount of capital stock of New Bank shall be $50,000, divided into 500 shares of common stock, each of $100 par value. At the time the merger shall become effective (and after the temporary capitalization of the interim bank has been returned to Security Financial), the resulting bank shall have $____________ in capital, a surplus of $____________, and undivided profits of $____________, adjusted, however, for earnings and expenses between _________________, and the effective date of the merger. At the time the merger shall become effective, the 500 shares of New Bank stock then outstanding shall be converted into 12,000 shares, each of $100 par value, of the resulting bank.

     IN WITNESS WHEREOF, the parties have executed this Merger Agreement by their proper corporate officers duly authorized to execute this Agreement, as of the date first above written.

Attest:                             THE SECURITY NATIONAL BANK


_________________________           By ________________________________________


Attest:                             NEW SECURITY NATIONAL BANK


_________________________           By ________________________________________

                                    EXHIBIT B

                TAX OPINION OF BOARDMAN, SUHR, CURRY & FIELD LLP

                               _____________, 1999



The Board of Directors
Security Financial Services Corporation
212 West Prospect Street
Durand, Wisconsin  54736-1123

The Board of Directors
Security National Bank
212 West Prospect Street
Durand, Wisconsin  54736-1123

Gentlemen:

     You have requested that we render an opinion as to the tax consequences to Security Financial Services Corporation ("Holding Company"), Security National Bank ("Bank"), New Security National Bank ("New Bank"), and the shareholders ("Shareholders") of the Bank in connection with a corporate reorganization to form a one-bank holding company, as described in an Agreement and Plan of Reorganization dated _____________, 1999, between the Holding Company and the Bank ("Agreement") and in a certain Prospectus/Proxy Statement dated
____________________.

     We acknowledge that this opinion is provided for the benefit and guidance of the Shareholders as well as for the benefit and guidance of the Holding Company and the Bank.

     In making this opinion, we have relied on the Agreement, the Prospectus/Proxy Statement, and the Merger Agreement (to be executed between the Bank and the New Bank), and on the truth and completeness of the warranties, representations, statements, and facts contained in those documents. We have also relied upon the truth and completeness of the following representations of the Holding Company and the Bank:

     1.  The  fair  market  value  of  the  Holding   Company  stock  and  other
consideration received by each Bank shareholder will be approximately equal to the fair market value of the Bank stock surrendered in the exchange.

     2. There is no plan or intention by the Bank shareholders who own one percent (1%) or more of the Bank stock, and to the best of the knowledge of the management of the Bank, there is no plan or intention on the part of the remaining Bank shareholders to sell, exchange, or otherwise dispose of a number of shares of Holding Company stock received in the transaction that would reduce the Bank shareholders' ownership of Holding Company stock to a number of shares having a value, as of the date of the transaction, of less than fifty percent (50%) of the value of all of the formerly outstanding Bank stock as of the same date. For purposes of the representation, shares of Bank stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Holding Company stock will be treated as outstanding Bank stock on the date of the transaction. Moreover, shares of Bank stock and shares of Holding Company stock held by Bank shareholders and otherwise sold, redeemed or disposed of prior or subsequent to the transaction will be considered in making this representation.

     3. The New Bank, as the surviving corporation, will acquire at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Bank immediately prior to the transaction. For purposes of this representation, amounts paid by the Bank to dissenters, amounts paid by the Bank to shareholders who receive cash or other property, Bank assets used to pay its reorganization expenses, and all redemptions and distributions (except for normal dividends) made by the Bank immediately preceding the transfer will be included as assets of the Bank immediately prior to the transaction.

     4. Prior to the transaction, the Holding Company will be in control of the New Bank within the meaning of I.R.C. ss. 368(c).

__________________, 1999
Page 2



     5. Following the transaction, the New Bank will not issue additional shares of its stock that would result in the Holding Company losing control of the New Bank within the meaning of I.R.C. ss. 368(c).

     6. The Holding Company has no plan or intention to reacquire more than fifty percent (50%) of its stock issued in the transaction.

     7. The Holding Company has no plan or intention to liquidate the New Bank, to merge the New Bank with and into another bank or corporation, to sell or otherwise dispose of the stock of the New Bank, or to cause the New Bank to sell or otherwise dispose of any of the Bank's assets acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in I.R.C. ss. 368(a)(2)(c).

     8. The liabilities of the Bank assumed by the New Bank and the liabilities to which the transferred assets of the Bank are subject, were incurred in the ordinary course of Bank's business.

     9. Following the transaction, the New Bank will continue the historic business of the Bank or use a significant portion of Bank's business assets in a business.

     10. The Holding Company, Bank, New Bank, and the Bank's shareholders will pay their respective expenses, if any, incurred in connection with the transaction.

     11. There is no intercorporate indebtedness existing between the Holding Company and the Bank or between the New Bank and the Bank which was issued, acquired or will be settled at a discount.

     12. No two parties to the transaction are investment companies as defined in I.R.C. ss. 368(1)(2)(F)(iii) and (iv).

     13. The Bank is not under the jurisdiction of a court in a Title 11 (bankruptcy) or similar case.

     14. The fair market value of the assets of the Bank transferred to the New Bank will equal or exceed the sum of the liabilities assumed by the New Bank, plus the liabilities, if any, to which the transferred assets are subject.

     15. No stock of New Bank will be issued in the transaction.

     We have not undertaken to verify independently any of the factual matters upon which we rely in providing this opinion. Moreover, we have assumed that no changes have occurred or will occur with respect to the documents described above or the representations set forth in numbers 1 through 15 above.

     Based upon and subject to the foregoing, legal counsel is of the opinion that, for federal and State of Wisconsin income purposes:

     (1) The proposed merger will constitute a reorganization within the meaning of ss. 368(a)(1)(A) by reason of ss. 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, and Chapter 71 of the Wisconsin Statutes. The reorganization will not be disqualified by reason of the fact that Holding Company common stock is used in the transaction. (Internal Revenue Code Section 368(a)(2)(D).)

     (2) No gain or loss will be recognized to the Bank on the transfer of substantially all of its assets to the New Bank in exchange for Holding Company common stock and the assumption by the New Bank of the liabilities of the Bank.

__________________, 1999
Page 3



     (3) No gain or loss will be recognized to the Holding Company or the New Bank upon the receipt by the New Bank of substantially all of the assets of the Bank in exchange for the Holding Company common stock and the assumption by the New Bank of the liabilities of the Bank.

     (4) The basis of the Bank assets in the hands of the New Bank will be the same as the basis of those assets in the hands of the Bank immediately prior to the proposed transaction.

     (5) The holding period of the assets of the Bank in the hands of the New Bank will include the period during which such assets were held by the Bank.

     (6) The basis of the New Bank stock in the hands of the Holding Company will be increased by an amount equal to the basis of the Bank assets acquired by the New Bank in the transaction, and will be decreased by the amount of liabilities of the Bank assumed by the New Bank and the amount of liabilities to which the acquired assets of the Bank are subject.

     (7) No gain or loss will be recognized by the shareholders on the exchange of their Bank common stock for Holding Company common stock; provided, however, that no opinion is expressed with respect to Bank shareholders who dissent from the transaction and receive cash for their Bank stock.

     (8) The income tax basis of the Holding Company common stock to be received by the shareholders will be the same as the basis of the Bank common stock surrendered in exchange.

     (9) The holding period of the Holding Company common stock to be received by the shareholders will include the period during which the Bank common stock surrendered in exchange was held, provided that the Bank common stock is held as a capital asset on the date of the exchange.

     Our opinion is limited to the specific issues addressed. We express no opinion and make no representation, and no inference is intended or should be drawn from any statement in this letter, as to any other issues involving the transaction.

     We hereby consent to the use of this opinion as Exhibit B of the Prospectus/Proxy Statement and as Exhibit 8 to the S-4 Registration Statement filed with the Securities and Exchange Commission in connection with the reorganization.

                                       BOARDMAN, SUHR, CURRY & FIELD LLP

                                    EXHIBIT C

                           UNITED STATES CODE SECTIONS

National Banks                                                  12 USCS ss. 215a

(b) Dissenting shareholders. If a merger shall be voted for at the called meetings by the necessary majorities of the shareholders of each association or State bank participating in the plan of merger, and thereafter the merger shall be approved by the Comptroller, any shareholder of any association or State bank to be merged into the receiving association who has voted against such merger at the meeting of the association or bank of which he is a stockholder, or has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of merger, shall be entitled to receive the value of the shares so held by him when such merger shall be approved by the Comptroller upon written request made to the receiving association at any time before thirty days after the date of consummation of the merger, accompanied by the surrender of his stock certificates.

(c) Valuation of shares. The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the merger, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the receiving association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) Application to shareholders of merging associations: Appraisal by Comptroller; expenses of receiving association; sale and resale of shares; State appraisal and merger law. If, within ninety days from the date of consummation of the merger, for any reason one or more of the appraisers is not selected as provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the receiving association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the receiving association. The shares of stock of the receiving association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the receiving association at an advertised public auction, and the receiving association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders, the excess in such sale price shall be paid to such dissenting shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such merger shall be in contravention of the law of the State under which such bank is incorporated. The provision of this subsection shall apply only to shareholders of (and stock owned by them in) a bank or association being merged into the receiving association.

                                    EXHIBIT D

                          ARTICLES OF INCORPORATION OF
                     SECURITY FINANCIAL SERVICES CORPORATION

                            ARTICLES OF INCORPORATION
                               Stock (for profit)


     Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Chapter 180 of the Wisconsin Statutes repealed and recreated by 1989 Wis. Act 303:

     ARTICLE 1. Name of Corporation: Security Financial Services Corporation

     ARTICLE 2. The Corporation shall be authorized to issue 24,000 shares. The par value of each share shall be $100.00.

     ARTICLE 3. The street address of the initial registered office is: 212 West Prospect Street, P.O. Box 210, Durand, Wisconsin 54736.

     ARTICLE 4. The name of the initial registered agent at the above registered office is: Gerald V. Weiner.

     ARTICLE 5. Other provisions (OPTIONAL):

     ARTICLE 6. Executed on June 24, 1999.

     Name and complete address of each incorporator:

          John E. Knight
          Boardman, Suhr, Curry & Field LLP
          One South Pinckney Street, Fourth Floor
          P.O. Box 927
          Madison, WI 57301


                                               /s/ John E. Knight
                                            (Incorporator Signature)

This document was drafted by John E. Knight.


DFI CORP FILE ID NO. S054335

Document stamped Received June 24, 1999, 1:26 p.m. by State of Wisconsin, Department of Financial Institutions.

Document stamped Filed June 30, 1999, by State of Wisconsin, Department of Financial Institutions.

                    SECURITY FINANCIAL SERVICES CORPORATION

                           ARTICLES OF INCORPORATION

Article 5. (Continued):

     A. Board of Directors.  The number of directors shall not be less than five
(5) nor more than ten (10), the exact number of directors to be determined from time to time by resolution adopted by a majority of the entire Board of Directors, and such exact number shall be eight (8) until otherwise determined by resolution adopted by a majority of the entire Board of Directors. As used in this Article 5 "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.

     The Board of Directors shall be divided into three (3) classes of nearly equal in number as may be, with the term of office of one class expiring each year. At the first annual meeting of the shareholders, directors of the first class (Class I) shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class (Class II) shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class (Class III) shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each annual meeting of shareholders, directors chosen to succeed those terms then expired shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election, so that the term of one class of directors shall expire each year. Any vacancies on the Board of Directors for any reason and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum. Each director shall hold office until the next election of the class for which such director shall have been elected or appointed and until his or her successor shall be elected and qualified or until his or her death, or until he or she shall resign or shall have been removed in the manner provided. No decrease in the number of directors shall shorten the term of any incumbent director.

     The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

         Richard E. Bates                   Gerald L. Levenske
         502 East Prospect Street           802 7th Avenue West
         Durand, WI  54736                  Durand, WI  54736

         Jerry M. Bauer                     T.L. Schiefelbein
         1108 Auth Street                   1034 Auth Street
         Durand, WI  54736                  Durand, WI  54736

         Robert Davidian                    Gerald Sundstrom
         2162 Sargent Avenue                403 6th Avenue East
         St. Paul, MN  55105                Durand, WI  54736

         Carole Komro                       Gerald V. Weiner
         W2328 Highland Drive               N5655 Pleasant Ridge
         Durand, WI  54736                  Durand, WI  54736

     B. Transfer Restrictions.

     1. Shareholders of the Corporation's capital stock, in this prospectus the "Stock," may not sell, transfer, assign, encumber, pledge, hypothecate, or in any way dispose of or alienate any of their shares of the Stock, or any right, title or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, in this Part B called a "transfer", without the prior written consent of the Corporation. Provided, however, that the prior written consent of the Corporation shall not be required as to: (a) any transfer between a shareholder and his or her spouse or children, including stepchildren, or any lineal descendant thereof, his or her parent(s) and his or her sibling(s); or
(b) any pledge or hypothecation of shares of the Stock, provided, that as a condition precedent to the effectiveness of either of the transfers described in
(a) or (b) in this paragraph, the transferee in any such transfer shall be bound by all of the terms and conditions of this Article 5B.

     2. In the event a shareholder, the "Selling Shareholder", desires to transfer his or her shares of Stock, or any portion of it, called the "Offered Shares", other than in a transaction of the type described in (a) or (b) above, without first obtaining the written consent of the Corporation, the Selling Shareholder, first, shall give the Corporation written notice of his or her intent to do so, stating in the notice the identity of the proposed transferee of the Offered Shares, the number of Offered Shares the Selling Shareholder proposes to transfer, the proposed consideration for the Offered Shares and the other terms and conditions of the proposed transfer of the Offered Shares. The
Selling Shareholder shall include with the written notice given to the Corporation under this paragraph a copy of the written offer to purchase the Offered Shares. The Corporation shall have a right-of-first-refusal to acquire all, but not less than all, of the Offered Shares for the consideration and on the other terms and conditions offered by the proposed transferee and as contained in the written notice given to the Corporation by the Selling Shareholder. The Corporation shall exercise its right to acquire the Offered Shares by giving written notice to the Selling Shareholder, indicating the number of Offered Shares it will acquire, within forty-five (45) days following receipt of the written notice of the Selling Shareholder. In the event the Corporation does not exercise its acquisition rights within the time period as provided in this paragraph with respect to all of the Offered Shares, the Selling Shareholder shall be free for a period of forty-five (45) days thereafter to transfer all of the Offered Shares to the transferee identified in the written notice to the Corporation, and at the same consideration and on the same terms and conditions as set forth in such written notice. After giving any notice of intended transfer of any shares of the Stock pursuant to this Article 5B, the Selling Shareholder, unless requested by the other shareholders of the Corporation holding a majority of the Corporation's outstanding shares of capital stock, not including the shares of the Stock held by the Selling Shareholder, shall refrain from participating as an officer, director or shareholder of the Corporation with respect to the Corporation's decision on whether or not to acquire the Offered Shares and, if so requested to participate, the Selling Shareholder shall cooperate with the other shareholders and the Corporation in every reasonable way to effectuate the purpose of this
Article 5B. Except as provided in this Article 5B, the Selling Shareholder shall be bound by the restrictions and limitations imposed by this Article 5B after any notice of a desire to transfer is given and whether or not any such transfer actually occurs. As a condition precedent to the effectiveness of any transfer of Offered Shares to any person or entity, such transferee shall agree in writing to be bound by all of the terms and conditions of this Article 5B.

     C. Stock Certificates. Each certificate representing shares of the Stock shall have endorsed thereon a legend in substantially the following form:

          The shares represented by this certificate and any sale, transfer, or other disposition thereof are restricted under and subject to the terms and conditions contained in Article 5 of the Corporation's Articles of Incorporation, a copy of which is on file at the offices of the Corporation.

     Any attempted or purported sale, transfer, assignment, encumbrance, pledge, hypothecation or other disposition or alienation of any of the shares of the Stock by a shareholder in violation of this Article 5 shall be null, void and ineffectual, and shall not operate to transfer any right, title or interest whatsoever in or to such shares of the Stock.

     D. Authorized But Unissued Stock. Authorized but unissued stock of the Corporation shall not be sold or issued by the Corporation except upon a majority vote of the entire Board of Directors of the Corporation. This requirement shall not be applicable to Treasury shares held by the Corporation.

     E. Amendment. The provision of this Article 5, may not be amended, altered or repealed except by the affirmative vote of holders of at least seventy five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, at any regular or special meeting of the shareholders if notice of the proposed amendment, alteration or repeal be contained in the notice of meeting.

                              ARTICLES OF AMENDMENT
                               Stock (for profit)


A.   Name of Corporation: Security Financial Services Corporation

     Text of Amendment

          RESOLVED, THAT, the articles of incorporation be amended as follows:

          RESOLVED that Article 5 of the Articles of Incorporation be amended to include the following, to immediately follow the heading "Article 5. Other Provisions (OPTIONAL):"

               "The Corporation elects to have preemptive rights. See additional provisions of Article 5 attached to and made part of these Articles of Incorporation."

B.   Amendment(s) adopted on July 22, 1999

     Indicate the method of adoption by checking the appropriate choice below:

     ( )  In  accordance  with  sec.  180.1002,  Wis.  Stats.  (By the  Board of
          Directors)

          OR

     ( ) In accordance with sec. 180.1003, Wis. Stats. (By the board of Directors and Shareholders)

          OR

     (X) In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C.   Executed on behalf of the corporation on: August 3, 1999

                                                 /s/ John E. Knight
                                                   John E. Knight
                                                    Incorporator

D.   This document was drafted by John E. Knight.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Officers and Directors.

     Sections 180.0850 through 180.0859 of the Wisconsin Statutes permit and in some cases require indemnification of directors, officers, employees, and agents of a Wisconsin corporation. In general, such indemnification is required unless the person violates a duty of loyalty or a duty of care as specifically set forth in the statutes. Section 180.0851, Wis. Stats.

     Article 7 of the registrant's bylaws provide for indemnification of officers and directors under terms and conditions that follow the statutory language cited above. A complete copy of the bylaws is included in Exhibit 3 to this prospectus.

Item 21.  Exhibits and Financial Statement.

     Schedules

          (a)  Exhibits. The following exhibits are submitted:

          Exhibit No.           Description

               2 Agreement and Plan of Reorganization (set forth as an exhibit to the Prospectus)

               3    Articles  of  Incorporation  (set forth as an exhibit to the
                    Prospectus)  and  bylaws  of  Security   Financial  Services
                    Corporation

               4 Specimen stock certificate of Security Financial Services Corporation

               5    Opinion of Boardman, Suhr, Curry & Field LLP

               8 Tax Opinion of Boardman, Suhr, Curry & Field LLP (set forth as an exhibit to the Prospectus)

               23 Consent of Boardman, Suhr, Curry & Field LLP (included in opinion)

               99   Form of Proxy for shareholders of Security National Bank

          (b) No financial statement schedules are required to be filed with regard to Security Financial Services Corporation or Security National Bank.

Item 22.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended ("Act");

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424(b) of the Act) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

     (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (6) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liability arising under the Act (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durand, State of Wisconsin, on the 6th day of August, 1999.

                                       Security Financial Services Corporation
                                       By:

                                               /s/ Gerald V. Weiner
                                            Gerald V. Weiner, President

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on the 6th day of August, 1999.

      Signature                                          Title(s)
      ---------                                          --------

/s/ Jerry M. Bauer                           Director
Jerry M. Bauer

/s/ T.L. Schiefelbein                        Director/Chairman
T.L. Schiefelbein

/s/ Richard E. Bates                         Director/Executive Vice President
Richard E. Bates

/s/ Gerald Sundstrom                         Director
Gerald Sundstrom

/s/ Gerald L. Levenske                       Director
Gerald L. Levenske

/s/ Carole Komro                             Director
Carole Komro

/s/ Robert Davidian                          Director
Robert Davidian

/s/ Gerald V. Weiner                         Director/President
Gerald V. Weiner

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------



                                AMENDMENT NO. 1

                                       TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933



                                   ----------



                     Security Financial Services Corporation
             (Exact name of registrant as specified in its charter)




                                 E X H I B I T S

                                INDEX TO EXHIBITS


Exhibit No.         Description

     2 Agreement and Plan of Reorganization (set forth as an exhibit to the Prospectus)

     3              Articles  of  Incorporation  (set forth as an exhibit to the
                    Prospectus)  and  bylaws  of  Security   Financial  Services
                    Corporation

     4              Specimen stock  certificate of Security  Financial  Services
                    Corporation

     5              Opinion of Boardman, Suhr, Curry & Field LLP

     8 Tax Opinion of Boardman, Suhr, Curry & Field LLP (set forth as an exhibit to the Prospectus)

     23 Consent of Boardman, Suhr, Curry & Field LLP (included in Opinion located at Exhibit 5 and Tax Opinion located at
                    Exhibit 8))

     99             Form of Proxy for shareholders of Security National Bank